                                                                   EXHIBIT 10.16

              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                            REVOLVING LINE OF CREDIT
                            OF UP TO $100,000,000.00


                                      AMONG

                                  BANK ONE, NA
                 As Administrative Agent, LC Issuer and a Bank,


                                 OTHER FINANCIAL
                             INSTITUTIONS AND BANKS,
                                    As Banks,


                             ENERGY PARTNERS, LTD.,
                            EPL OF LOUISIANA, L.L.C.
                                       AND
                           DELAWARE EPL OF TEXAS, LLC
                                   As Borrower


                                       AND


                         BANC ONE CAPITAL MARKETS, INC.
                     As Lead Arranger and Sole Book Manager

                                    effective
                                November 1, 2002

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.
           DEFINITIONS............................................................................................2

ARTICLE II.THE LOANS AND LETTERS OF CREDIT.......................................................................20
                      2.01      The Commitment...................................................................20
                      2.02      Notice and Manner of Borrowing...................................................20
                      2.03      Payment Procedure................................................................21
                      2.04      Payments of Interest under the Notes.............................................21
                      2.05      General Provisions Relating to Interest..........................................23
                      2.06      Borrowing Base Determination.....................................................23
                      2.07      Mandatory Prepayment Due to a Loan Excess........................................25
                      2.08      Other Mandatory Prepayments......................................................25
                      2.09      Prepayment and Conversion........................................................26
                      2.10      Increased Cost of Loans..........................................................26
                      2.11      Change of Law....................................................................28
                      2.12      Mitigation: Mandatory Assignment.................................................28
                      2.13      Pro Rata Treatment and Payments..................................................29
                      2.14      Sharing of Payments and Setoffs..................................................29
                      2.15      Advances to Satisfy Obligations of the Borrower..................................29
                      2.16      Assignment of Production.........................................................30
                      2.17      Commitment Fee...................................................................30
                      2.18      Addition/Deletion of Borrowing Base Oil & Gas Properties.........................30
                      2.19      Adjustment to Aggregate Commitment Amount........................................31
                      2.20      Facility LCs.....................................................................31

ARTICLE III.CONDITIONS...........................................................................................35
                      3.01      General Conditions to Closing and to all Disbursements...........................35
                      3.02      Deliveries.......................................................................36
                      3.03      Documents Required for Subsequent Disbursements Involving
                                Additional Borrowing Base Oil and Gas Properties.................................38

ARTICLE IV.REPRESENTATIONS AND WARRANTIES........................................................................38
                      4.01      Existence........................................................................38
                      4.02      Due Authorization................................................................38
                      4.03      Valid and Binding Obligations....................................................39
                      4.04      Scope and Accuracy of Financial Statements.......................................39
                      4.05      Title to Borrowing Base Oil and Gas Properties...................................39
                      4.06      Oil and Gas Leases...............................................................39

                                                                                                                PAGE
                                                                                                                ----
                      4.07      Interest in the Borrowing Base Oil and Gas Properties............................40
                      4.08      Oil and Gas Contracts............................................................40
                      4.09      Producing Wells..................................................................40
                      4.10      Purchasers of Production.........................................................41
                      4.11      Authorizations and Consents......................................................41
                      4.12      Environmental Laws...............................................................41
                      4.13      Compliance with Laws, Rules, Regulations and Orders..............................42
                      4.14      Liabilities, Litigation and Restrictions.........................................42
                      4.15      Existing Indebtedness............................................................42
                      4.16      Material Commitments.............................................................42
                      4.17      Margin Stock.....................................................................43
                      4.18      Proper Filing of Tax Returns and Payment of Taxes Due............................43
                      4.19      ERISA............................................................................43
                      4.20      Investment Company Act Compliance................................................43
                      4.21      Public Utility Holding Company Act Compliance....................................43
                      4.22      Insurance........................................................................44
                      4.23      Transaction Documents............................................................44
                      4.24      Material Misstatements and Omissions.............................................44

ARTICLE V. AFFIRMATIVE COVENANTS.................................................................................44
                      5.01      Use of Funds.....................................................................44
                      5.02      Maintenance and Access to Records................................................44
                      5.03      Quarterly Unaudited Financial Statements.........................................45
                      5.04      Annual Audited Financial Statements..............................................45
                      5.05      Compliance Certificate...........................................................45
                      5.06      Statement of Material Adverse Change.............................................45
                      5.07      Title Defects....................................................................45
                      5.08      Additional Information...........................................................45
                      5.09      Compliance with Laws and Payment of Assessments and Charges......................46
                      5.10      Maintenance of Existence and Good Standing.......................................46
                      5.11      Further Assurances...............................................................46
                      5.12      Initial Expenses of the Bank.....................................................46
                      5.13      Subsequent Expenses of the Administrative Agent and the Arranger.................46
                      5.14      Maintenance of Tangible Property.................................................47
                      5.15      Maintenance of Insurance.........................................................47
                      5.16      Inspection of Tangible Assets/Right of Audit.....................................47
                      5.17      Payment of Note and Performance of Obligations...................................47
                      5.18      Borrowing Base...................................................................48
                      5.19      Compliance with Environmental Laws...............................................48
                      5.20      Hazardous Substances Indemnification.............................................48
                      5.21      Transactions with Affiliates.....................................................49
                      5.22      Leases...........................................................................49
                      5.23      Operation of Borrowing Base Oil and Gas Properties...............................49
                      5.24      Assignments......................................................................49

                                                                                                                PAGE
                                                                                                                ----
                      5.25      Change of Purchasers of Production...............................................50
                      5.26      Payment of Taxes, Etc............................................................50
                      5.27      Notice of Litigation.............................................................50
                      5.28      Notice of Events of Default......................................................50
                      5.29      Notice of Change of Principal Offices............................................50
                      5.30      Employee Benefit Plans...........................................................50
                      5.31      Payment of Obligations...........................................................51
                      5.32      Delivery of Amendments and/or Ratifications of Security Instruments..............51
                      5.33      Pledge of Restructure Note.......................................................51
                      5.34      Delivery of Legal Opinion........................................................51

ARTICLE VI. NEGATIVE COVENANTS...................................................................................52
                      6.01      Other Indebtedness...............................................................52
                      6.02      Loans or Advances................................................................52
                      6.03      Mortgages or Pledges of Assets...................................................52
                      6.04      Sales of Assets..................................................................52
                      6.05      Dividends........................................................................52
                      6.06      Payment of Accounts Payable......................................................52
                      6.07      Cancellation of Insurance........................................................52
                      6.08      Investments......................................................................53
                      6.09      Changes in Structure or Business.................................................53
                      6.10      Pooling or Unitization...........................................................53
                      6.11      Hedge Agreements.................................................................53
                      6.12      Capital Stock of Borrower........................................................53
                      6.13      Margin Stock.....................................................................54
                      6.14      Minimum Tangible Net Worth.......................................................54
                      6.15      Current Ratio....................................................................54
                      6.16      EBITDAX to Interest Ratio........................................................54
                      6.17      Performance of Transaction Documents.............................................54
                      6.18      Amendment of Transaction Documents...............................................54

ARTICLE VII. EVENTS OF DEFAULT...................................................................................54
                      7.01      Enumeration of Events of Default.................................................54
                      7.02      Rights Upon Unmatured Event of Default...........................................57
                      7.03      Rights Upon Default..............................................................57
                      7.04      Remedies.........................................................................57
                      7.05      Right of Set-off.................................................................58

ARTICLE VIII. THE ADMINISTRATIVE AGENT...........................................................................59
                      8.01      Authorization and Action.........................................................59
                      8.02      Administrative Agent's Reliance, Etc.............................................59
                      8.03      The Administrative Agent and Affiliates..........................................60

                                                                                                                PAGE
                                                                                                                ----
                      8.04      Bank Credit Decision.............................................................60
                      8.05      Administrative Agent's Indemnity.................................................60
                      8.06      Successor Administrative Agent...................................................61
                      8.07      Notice of Default................................................................61

ARTICLE IX. MISCELLANEOUS........................................................................................62
                      9.01      Security Interests in Deposits and Right of Offset or the
                                Banker's Lien....................................................................62
                      9.02      Survival of Representations, Warranties and Covenants............................62
                      9.03      Notices and Other Communications.................................................62
                      9.04      Parties in Interest..............................................................63
                      9.05      Successors and Assigns; Participation; Purchasing Banks..........................63
                      9.06      Renewals and Extensions..........................................................66
                      9.07      No Waiver by the Administrative Agent, the Banks or the LC Issuer................66
                      9.08      Waiver, Release, and Indemnification by the Borrower.............................66
                      9.09      GOVERNING LAW....................................................................67
                      9.10      Incorporation of Exhibits and Schedules..........................................67
                      9.11      Survival Upon Unenforceability...................................................67
                      9.12      Rights of Third Parties..........................................................67
                      9.13      Amendments or Modifications......................................................67
                      9.14      Agreement Construed as an Entirety...............................................68
                      9.15      Number and Gender................................................................69
                      9.16      AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS........................................69
                      9.17      Controlling Provision Upon Conflict..............................................69
                      9.18      Time, Place and Method of Payments...............................................69
                      9.19      Termination......................................................................69
                      9.20      Non-Application of Chapter 346 of Texas Finance Code.............................70
                      9.21      Counterpart Execution............................................................70
                      9.22      Loan Documents Subject to Other Agreements.......................................70
                      9.23      Power of Attorney................................................................71
                      9.24      Subordination of Intercompany Debt...............................................72
                      9.25      Amended and Restated Agreement...................................................73

EXHIBITS
--------

EXHIBIT A             Borrowing Base Oil and Gas Properties
EXHIBIT A-1           Pipeline
EXHIBIT B             Form of Revolving Note
EXHIBIT C             Compliance Certificate
EXHIBIT D             Security Instruments
EXHIBIT E             Request for Advance

SCHEDULES
---------

Schedule 1.01(b)      Commitment Amount and Aggregate Commitment
Schedule 1.01(c)      Certain Permitted Liens
Schedule 1.01(d)      KSC Production Payment Documents
Schedule 4.01         Information Regarding the Borrower and its Subsidiaries
Schedule 4.08         Certain Oil and Gas Contracts
Schedule 4.10         List of Purchasers of Production
Schedule 4.15         Existing Indebtedness
Schedule 4.16         Material Commitments
Schedule 4.22         Insurance Certificates
Schedule 9.05(d)      Commitment Transfer Supplement

              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED REDUCING REVOLVING CREDIT AGREEMENT (this "Agreement"), effective as of November 1, 2002, is by and between ENERGY PARTNERS, LTD., a Delaware corporation (the "Parent Borrower"), EPL OF LOUISIANA, L.L.C., a Louisiana limited liability company, and DELAWARE EPL OF TEXAS, LLC, a Delaware limited liability company (collectively called "Subsidiary Borrower") (the Parent Borrower and Subsidiary Borrower are herein collectively called "Borrower"), the several banks and financial institutions from time to time parties to this Credit Agreement (the "Banks," such term to include all undersigned Banks and all other financial institutions which subsequently become parties to this Agreement in accordance with Section 9.05 hereof), BANK ONE, NA, a national banking association ("Bank One") as a Bank, as the LC Issuer (hereinafter defined) and as Administrative Agent for the Banks (in such latter capacity and together with its successors and permitted assigns in such capacity, the "Administrative Agent").

                                   WITNESSETH

         WHEREAS, Parent Borrower and Bank One entered into that certain Loan Agreement dated June 23, 1999, as amended (collectively, the "Loan Agreement"), which was amended and restated by that certain Reducing Revolving Credit Agreement dated March 30, 2000, as amended (collectively, the "Original Credit Agreement"), which was further amended and restated by that certain Amended and Restated Revolving Credit Agreement dated August 1, 2001, among Parent Borrower, Bank One, as Administrative Agent, LC Issuer and a Bank, and the other financial institutions party thereto as Banks (the "First Amended Credit Agreement"), which was further amended and restated by that certain Second Amended and Restated Revolving Credit Agreement dated effective January 15, 2002 among Parent Borrower, Hall-Houston Oil Company (the "Prior Subsidiary Borrower") (collectively, called the "Prior Borrower"), Bank One, as Administrative Agent, LC Issuer and a Bank, and the other financial institutions party thereto as Banks (the "Second Amended Credit Agreement").

         WHEREAS, pursuant to Articles of Merger filed November 1, 2002, with the Secretaries of State of Delaware and Texas, respectively, the Parent Borrower and the Prior Subsidiary Borrower merged, with the Parent Borrower remaining as the surviving entity (the "Current Merger Agreement").

         WHEREAS, Borrower has requested that Bank One and the other Banks amend and restate the Second Amended Credit Agreement, and the Banks are willing to do so in accordance with the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Banks, the LC Issuer, the Administrative Agent and the Borrower agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings indicated:

         "ABR" means a fluctuating rate of interest equal to the higher of (i) a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, and (ii) the sum of the Federal Funds Effective Rate most recently determined by the Administrative Agent plus one-half percent (1/2%) per annum.

         "ABR Loan" means any Loan from time to time for which interest thereon is to be computed on the basis of the ABR plus the ABR Margin, as elected by Borrower pursuant to Section 2.04 hereof.

         "ABR Margin" means the applicable margin set forth in the Pricing Grid under the caption, "ABR Margin," determined based on the Utilization Percentage prevailing from time to time.

         "Administrative Agent" means Bank One, NA, as Administrative Agent for the Banks hereunder and under the other Loan Documents, and each successor Administrative Agent.

         "Affiliate" means, as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means either: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the legal or beneficial ownership of or voting rights with respect to twenty percent (20%) or more of the equity interest in such Person.

         "Aggregate Commitment Amount" means the lesser of: (a) the Borrowing Base in effect from time to time, or (b) the amount stated as the Aggregate Commitment Amount on Schedule 1.01(b) attached hereto, as the same may be amended from time to time as provided in this Agreement.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

         "Agreement" means this Third Amended and Restated Revolving Credit Agreement, as the same may be amended or supplemented from time to time.

         "Applicable Law" means that law in effect from time to time and applicable to the Notes which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on the Notes, including laws of the State of Texas and laws of the United States of America; Chapter 303 of the Texas Finance Code shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303 to the Notes, the interest ceiling applicable to the Notes under said Chapter 303 shall be the indicated weekly rate ceiling from time to time in effect.

         "Applicable Margin" means the applicable LIBOR Margin or ABR Margin provided for in the Pricing Grid set forth below based upon the Utilization Percentage.

         "Arranger" means Banc One Capital Markets, Inc., in its capacity as lead arranger and sole book manager.

         "Bank Parties" has the meaning given such term in Section 9.08(B).

         "Bank(s)" means any of the banks signatory to this Agreement, their successors and, upon the effective date after registration with the Administrative Agent pursuant to Section 9.05 of a Commitment Transfer Supplement executed by a Purchasing Bank, such Purchasing Bank.

         "Borrower" has the meaning stated therefor in the preamble of this Agreement.

         "Borrowing" means a group of Loans made by the Banks to Borrower on a single date.

         "Borrowing Base" means the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties, as determined by the Administrative Agent and approved by the Required Banks from time to time in accordance with Section
2.06 of this Agreement.

         "Borrowing Base Oil and Gas Properties" means those Oil and Gas Properties of the Borrower that are subject to the liens created by the Security Instruments, together with the additional Borrowing Base Oil and Gas Properties that are described in Exhibit "A" attached hereto and made a part hereof, as such Exhibit "A" may be amended from time to time.

         "Breakage Costs" means all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Bank to fund its LIBOR Loans but excluding loss of anticipated profit with respect to any LIBOR Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a borrowing of LIBOR Loans does not occur on a date specified therefor in a Request for Advance; (ii) if any repayment or conversion of any LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any default by the Borrower to repay LIBOR Loans when required by the terms of this Agreement.

         "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas, provided that with respect to transactions under this Agreement relating to LIBOR Loans, such day must also be a Eurodollar Business Day.

         "Buyer Preferred Stock" has the meaning stated therefor in the Prior Merger Agreement.

         "Buyer Registration Rights Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         "Buyer Senior Subordinated Notes" has the meaning stated therefor in the Prior Merger Agreement.

         "Change of Control" means any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all such shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of a majority or more of the common stock of Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable) or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless (i) such new directors were elected by a majority of the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period (or by directors so elected) or (ii) the reason for such directors failing to constitute a majority is a result of retirement by directors due to age, death or disability.

         "Closing" has the meaning provided in Section 3.01.

         "Commitment" means, as to any Bank, the obligation of such Bank to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount at any one time outstanding not to exceed the lesser of (i) such Bank's Commitment Amount and (ii) such Bank's Percentage Share of the Borrowing Base then in effect.

         "Commitment Amount" means at any time, for any Bank, the amount set forth opposite such Bank's name on Schedule 1.01(b) under the heading "Commitment Amount," as such amount may be changed as provided in this Agreement.

         "Commitment Transfer Supplement" means a Commitment Transfer Supplement executed by Administrative Agent and a Purchasing Bank substantially in the form of Schedule 9.05(d) and registered with the Administrative Agent pursuant to
Section 9.05(d) hereof.

         "Company Principal Shareholders Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         "Compliance Certificate" means the certificate of the President or Chief Financial Officer of the Borrower submitted to the Administrative Agent from time to time pursuant to this Agreement and attesting to the financial covenants and stating, to such officer's knowledge, whether or not an Event of Default or an Unmatured Event of Default has occurred and is continuing and, if such an event has occurred, the actions being taken by the Borrower, to remedy such situation and that GAAP has been used in the preparation of the Financial Statements, which certificate shall be in the form attached hereto as Exhibit "C".

         "Consolidated Tangible Net Worth" means, as of any reporting period, Stockholders' Equity plus Subordinated Debt, less the sum of:

                  (A) Goodwill, including any amounts, however designated on a consolidated balance sheet of the Borrower and its Subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

                  (B)      Patents, trademarks, trade names, and copyrights;

                  (C) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

                  (D) Loans and advances to stockholders, directors, officers, or employees; and

                  (E) Any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of the Borrower in accordance with GAAP.

         "COPAS" means the Accounting Procedure Joint Operations Recommended by the Council of Petroleum Accountants, with respect to onshore and offshore operations, respectively, including the most current versions thereof and any other recent versions thereof commonly in use.

         "Credit Extension" means the making of a Loan or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the date on which a Loan is advanced or a Facility LC is issued.

         "Current Assets" means at any time, all assets, that should in accordance with GAAP, be classified as current assets on a consolidated balance sheet of Parent Borrower and its Subsidiaries, plus the then current availability under the aggregate Commitments.

         "Current Liabilities" means at any time, all liabilities that should in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of Parent Borrower and its Subsidiaries, minus the amount of Credit Extensions under this Agreement and the amount of Subordinated Debt that are deemed to be current in accordance with GAAP.

         "Current Merger Agreement" means the Articles of Merger executed by the Parent Borrower and filed on November 1, 2002 with the Secretaries of State of Delaware and Texas respectively.

         "Current Ratio" means the ratio derived from dividing Current Assets by Current Liabilities.

         "Debt Exchange Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         "Documentation Agent" means BNP Paribas, and each successor to such agent position.

         "Earnout Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         "EBITDAX" means, for any reporting period, Parent Borrower's and its Subsidiaries' net income on a consolidated basis before deductions for interest expense, taxes, depreciation, depletion, amortization, dry hole costs and non-cash compensation expense.

         "Employee Royalty Trust Purchase Agreement and Debt Exchange" has the meaning stated therefor in the Prior Merger Agreement.

         "Environmental Laws" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, and the Oil Pollution Act of 1990; (b) any and all environmental statutes of any state in which property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

         "Eurodollar Business Day" means a day on which dealings are carried on in the LIBOR Market.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement.

         "Evercore Parties" means Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P. and Evercore Co-Investment Partnership L.P.

         "Evercore Transaction" means that certain transaction among the Evercore Parties and Borrower, as evidenced by the Evercore Transaction Documents.

         "Evercore Transaction Documents" means (i) that certain Energy Partners, Ltd. Stock Purchase Agreement dated November 17, 1999, between Borrower and the Evercore Parties, (ii) that certain Registration Rights Agreement dated as of November 17, 1999, between Borrower and the Evercore Parties, (iii) that certain Certificate of Designations of the Series A Convertible Preferred Stock of Energy Partners, Ltd., dated November 17, 1999, executed by Borrower, (iv) that certain Certificate of Designations of the Series B Convertible Preferred Stock of Energy Partners, Ltd., dated November 17, 1999, executed by Borrower, (v) that certain Certificate of Designations of the Series C Convertible Preferred Stock of Energy Partners, Ltd., dated November 17, 1999, executed by Borrower, and (vi) that certain Stockholder Agreement dated as of November 17, 1999, by and among Borrower, the Evercore Parties, EIF, and the individual shareholders of Borrower.

         "Existing Notes" means, collectively, the Notes held by each of the Banks that are parties to this Agreement as of the Closing, which were issued by Borrower to each of such Banks pursuant to the Second Amended Credit Agreement, together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof.

         "Facility LC" is defined in Section 2.20(A).

         "Facility LC Application" is defined in Section 2.20(C).

         "Facility Termination Date" means March 30, 2005.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York for such day on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Statements" means the statements of the financial condition of the indicated Person, on a consolidated basis, as at the point in time and for the period indicated and consisting of at least a balance sheet, income statement and statement of cash flows, and when the foregoing are audited, accompanied by the certification of such Person's independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with

GAAP applied on a basis consistent with that of the preceding year, except for any inconsistency that results from changes in GAAP from year to year.

         "First Amended Credit Agreement" has the meaning stated therefor in the first recital of this Agreement.

         "Floating Rate" means a per annum interest rate determined by reference to the following schedule:

                  o        LIBOR + LIBOR Margin at Borrower's option pursuant to
                           Section 2.04, or
                           ABR + ABR Margin

                  o After the occurrence and during the continuation of an Event of Default, the Floating Rate determined in accordance with the forgoing schedule shall, in each case, be increased by two percent (2%) per annum, not to exceed the Maximum Rate.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable as of the date of Closing, except that solely for purposes of the definition of Financial Statements herein, changes in GAAP from time to time (if any) shall be applied and reflected in the Financial Statements. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Hazardous Substances" means flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws now or hereafter enacted or promulgated by any regulatory authority or governmental body, but only to the extent any such law is or becomes applicable to the Borrower or any of its property.

         "Hedge Agreement" means any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swap Dealers Association forms and the schedules thereto and any confirmations thereunder entered into by Borrower with any other Person.

         "Hydrocarbons" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

         "Increased Costs" has the meaning stated therefor in Section 2.10
(A)(3) of this Agreement.

         "Indebtedness" means, as to any Person, (a) all items of indebtedness or liability for borrowed money which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance existing on or encumbering property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or in respect of which such Person has otherwise become directly or indirectly liable, contingently or otherwise, whether now existing or hereafter arising, and (d) all leases (excluding Leases constituting Oil and Gas Properties) that, in accordance with GAAP, should not be reflected on the Borrower's balance sheet.

         "Interest Period" means as to any LIBOR Loan the period commencing on and including the date of such Loan (or on the effective date of the election pursuant to Section 2.04(B) by which such Loan became a LIBOR Loan) and ending on and including the day preceding the numerically corresponding day (or if there is no such numerically corresponding day, the last day) in the 1st, 2nd, 3rd or 6th calendar month after the date of such Loan, as selected by the Borrower in accordance with Section 2.04(B), and after such selected month, such period commencing on and including the day immediately following the last day of the then ending Interest Period for such Loan and ending on and including the day preceding the day numerically corresponding to the first day of such Interest Period (or if there is no such numerically corresponding day, the last day), in the 1st, 2nd, 3rd or 6th calendar month after the first day of such Interest Period, as so selected by the Borrower; provided, however, that if any Interest Period would otherwise end on a day immediately prior to a day that is not a Business Day it shall be extended so as to end on the day immediately prior to the next succeeding Business Day unless the same would fall in a different calendar month, in which case such Interest Period shall end on the day immediately preceding the first Business Day immediately preceding such next succeeding Business Day.

         "Investment" in any Person means any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, or loan to, such Person.

         "KCS Production Payment Documents" means the documents described on
Schedule 1.01(d).

         "KCS Production Payment" means that certain volumetric production payment owned by KCS Energy Services, Inc., created by that certain conveyance of production payment described under item 2 among the KCS Production Payment Documents.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         "LC Fee" is defined in Section 2.20(D).

         "LC Issuer" means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One and reasonably acceptable to Borrower) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.20(E).

         "Leases" means oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Oil and Gas Properties.

         "LIBOR" means, with respect to each Interest Period, the rate of interest per annum at which deposits of not less than $1,000,000.00 in United States dollars are offered in the LIBOR Market for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates as appearing on Reuters Screen FRBD as of 11:00 AM (London time) two (2) Business Days before the first day of the applicable Interest Period, as adjusted for maximum statutory reserves, provided, however, that if such rate is not available on Reuters Screen FRBD, then within five (5) Business Days of receipt of notification, the Administrative Agent and the Borrower shall enter into good faith negotiations for a period of fifteen (15) days (or such shorter period as is required to agree to the alternative basis) with a view to agreeing on an alternative basis for determining the rate of interest applicable to LIBOR Loans, and if no alternative basis is agreed within the fifteen (15) day period, the LIBOR Loan shall be deemed to have converted to an ABR Loan as of the end of the last Interest Period.

         "LIBOR Loan" means any Loan from time to time for which interest thereon is to be computed at a Floating Rate based on LIBOR plus the LIBOR Margin, as elected by Borrower pursuant to Section 2.04 hereof.

         "LIBOR Margin" means the applicable margin set forth in the Pricing Grid under the caption, "LIBOR Margin," determined based on the Utilization Percentage prevailing from time to time.

         "LIBOR Market" means the London interbank offered interest rate market created by major London clearing banks for deposits in United States dollars.

         "Limitation Period" means any period while any amount remains owing on the Notes when interest on such amount, calculated at the applicable rate prescribed on the Notes, plus any fees payable hereunder and deemed to be interest under applicable Law, would exceed the Maximum Rate.

         "Loan" means, singly, any advance by the Banks to the Borrower pursuant to this Agreement and "Loans" means, cumulatively, the aggregate sum of all money advanced by the Banks to the Borrower pursuant to this Agreement.

         "Loan Agreement" has the meaning stated therefor in the first recital of this Agreement.

         "Loan Documents" means this Agreement, the Notes, the Facility LC Applications, the Security Instruments, and all other promissory notes, security agreements, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

         "Loan Excess" means, at any point in time, the amount, if any, by which the outstanding balance on the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment Amount then in effect.

         "Marketable Title" means good and indefeasible title, as set forth, qualified and/or limited on Exhibit "A," free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances.

         "Material Adverse Change" means any change in the business, property, condition (financial or otherwise) or results of operations, or reasonably foreseeable prospects of the Borrower and its Subsidiaries which has a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations, or reasonably foreseeable prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Banks or the LC Issuer thereunder.

         "Maximum Rate" means the maximum rate of non-usurious interest permitted from day to day by Applicable Law, including Chapter 303 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated weekly rate ceiling."

         "Modify" and "Modification" are defined in Section 2.20(A).

         "Multi-employer Plan" means a plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

         "Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis after allowances for taxes for such period, determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower; (ii) any extraordinary gains or losses, including gains or losses attributable to property sales not in the ordinary course of business, (iii) the cumulative effect of a change in accounting principles, and (iv) any gains or losses attributable to writeups or writedowns of assets.

         "Note" and "Notes" means, individually, a promissory note issued by Borrower payable to the order of a Bank evidencing the Loans made by that Bank pursuant to Section 2.01 hereof and being substantially in the form of the note attached as Exhibit B hereto, including the Existing Notes, together with any and all further renewals, extensions for any period, increases or rearrangements thereof, and means collectively all of such Notes.

         "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Banks and the LC Issuer, now existing or hereafter arising under this Agreement and the other Loan Documents, including, but not limited to, the Indebtedness evidenced by the Notes and the Reimbursement Obligations, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the administration, enforcement or collection thereof.

         "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

         "Original Credit Agreement" has the meaning stated therefor in the first recital of this Agreement.

         "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Percentage Share of the LC Obligations at such time.

         "Overriding Royalty Interest Purchase Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         "Parent Borrower" has the meaning stated therefor in the preamble of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Percentage Share" means, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be such Bank's Commitment Amount, and the denominator of which shall be the Aggregate Commitment Amount stated on
Schedule 1.01(b) attached hereto.

         "Permitted Asset Sales" means (a) sales, leases, assignments, transfers or disposals of, in one or any series of related transactions, (i) all or any portion of Borrower's assets (except for items included in clause (ii) of this definition), whether now owned or hereafter acquired, including transfers to Subsidiaries, which, in the aggregate, do not exceed $10,000,000.00 in any rolling four quarter period, and (ii) Borrower's offshore platforms that have been abandoned or dismantled; and (b) sales of Hydrocarbons in the ordinary course of business.

         "Permitted Encumbrances" means:

                  (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

                  (B) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (C) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;

                  (D) Encumbrances consisting of covenants, zoning restrictions, rights, easements, liens or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed operations;

                  (E) Liens of operators and/or co-working interest owners under joint operating agreements or similar contractual arrangements with respect to the Borrower's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due;

                  (F) Liens securing surety or other bonds required in the normal course of business not to exceed $2,000,000.00 in the aggregate at any time in effect;

                  (G) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business:

                           (1) Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;

                           (2) Claims, liens, and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

                           (4)      Adverse judgments on appeal;

                  (H) Liens securing payment and performance of the Obligations;

                  (I) Liens securing purchase money obligations included in the definition of Permitted Indebtedness if such liens encumber only the property for which such purchase money obligation was incurred;

                  (J)      Inchoate liens in respect of royalty owners; and

                  (K) Liens and other obligations created by the documents listed on Schedule 1.01(c) attached hereto.

         "Permitted Hedge Agreement" means any Hedge Agreement which Borrower enters into with or through a counterparty that has a credit rating of at least
                                3
"A-" by Standard and Poors or "A"
by Moody's Investment Service, together with the confirmations which Borrower may hereafter enter into with or through such counterparty covering, in the aggregate, among all such Hedge Agreements, not more than seventy-five percent (75%) of the Proved Reserves that are (i) attributable to Borrower's interest in the Borrowing Base Oil and Gas Properties and (ii) projected to be produced during the term(s) of such Hedge Agreement(s).

         "Permitted Indebtedness" means:

                  (A)      The Loans and Facility LCs;

                  (B) Unsecured current accounts payable incurred in the ordinary course of business which are (i) not more than sixty (60) days overdue, or (ii) being contested in good faith by appropriate proceedings, or (iii) the subject of usual and customary review and evaluation;

                  (C) Extensions of credit from suppliers or contractors who are not Affiliates of Borrower for the performance of labor or services or the provision of supplies or materials under applicable contracts or agreements in connection with Borrower's oil and gas exploration and development activities, which are not overdue or are being contested in good faith by appropriate proceedings;

                  (D) Letters of credit or performance bonds required to be obtained by the Borrower in the normal course of its business to assure the proper plugging and abandonment of oil or gas drilling or production locations or bonds required by any governmental agency or instrumentality in the normal course of the Borrower's business;

                  (E) Purchase money obligations of the Borrower of up to $12,000,000 at any time for the purchase of equipment so long as the purchase money obligations do not exceed the fair market value of the equipment purchased therewith;

                  (F) Lease dated August 12, 1999, as amended, between the Borrower (as tenant) and PS Charles Associates, L.P. ("Landlord") covering the Borrower's office located at 201 St. Charles Avenue, New Orleans, Louisiana 70170-3400;

                  (G)      Income taxes payable that are not overdue;

                  (H)      Accrued abandonment liabilities;

                  (I)      Indebtedness arising out of Permitted Hedge
                           Agreements;

                  (J) The Indebtedness evidenced by the Buyer Senior Subordinated Notes, not to exceed at any time an outstanding principal balance thereunder of Thirty-Eight Million, Five Hundred Thousand Dollars ($38,500,000.00);

                  (K) Unsecured inter-company Indebtedness that is either owed by Subsidiary Borrower to Parent Borrower, by Parent Borrower to Subsidiary Borrower or by one Subsidiary Borrower to the other Subsidiary Borrower, subject to the subordination provisions set forth in
                           Section 9.24;

                  (L) The Indebtedness of Parent Borrower under the Earnout Agreement, with any obligation of Parent Borrower to make cash payments thereunder not to exceed Ten Million Dollars ($10,000,000.00) from the date of this Agreement through December 31, 2005; and

                  (M) Other indebtedness incurred by the Borrower not to exceed, in the aggregate at any time outstanding, Five Million Dollars ($5,000,000.00).

         "Person" means an individual, company, corporation, partnership, joint venture, limited liability company, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

         "Pipeline" means that certain Borrowing Base Oil and Gas Property pipeline described on Exhibit "A-1" attached hereto.

         "Plan" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pricing Grid" means the following table:

   UTILIZATION PERCENTAGE     LIBOR MARGIN     ABR MARGIN     COMMITMENT FEE
   ----------------------     ------------     ----------     --------------
      greater than 90%           2.25%            .75%              .50%

      greater than 75% or
      less than or
      equal to 90%               2.00%            .50%              .50%

      greater than 50% or
      less than or
      equal to 75%               1.75%            .25%              .50%

      less than or
      equal to 50%               1.50%              0              .375%

         "Prior Merger Agreement" means that certain Agreement and Plan of Merger dated as of December 16, 2001, as amended by Amendment No. 1 thereto dated as of January 11, 2002, by and among Parent Borrower, Saints Acquisition Subsidiary, Inc. and Prior Subsidiary Borrower.

         "Production Revenue" means revenues of the Borrower from the sale of its oil and gas production minus any applicable oil and gas production taxes and royalties.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

         "Purchasing Bank" shall have the meaning assigned to that term in
Section 9.05 hereof.

         "Proved Reserves" means the estimated quantities of crude oil, condensate, natural gas liquids and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable by primary producing mechanisms in future years from known reservoirs underlying lands or interests therein constituting Oil and Gas Properties, under existing economic and operating conditions. Reserves which can be produced economically through application of improved recovery techniques (i.e., fluid injection) will be included in Proved Reserves when successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the pilot project or installed program was based. In general, the economic productivity of the estimated proved reserves is supported by actual production or a conclusive formation test; however, in certain instances proved reserves are assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate these reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Request for Advance" means the written or verbal (confirmed in writing within one (1) Business Day) request by the Borrower to the Administrative Agent for an advance by the Banks pursuant to this Agreement, which Request for Advance shall be in substantially the form attached hereto as Exhibit "G", signed by an authorized officer of the Parent Borrower and which shall include a statement of the amount requested to be advanced, the date of the requested advance and such other information as the Administrative Agent in its reasonable discretion deems necessary.

         "Required Banks" means, at any time, Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment Amount or, if the Aggregate Commitment Amount has been terminated, Banks having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Credit Exposure; subject to the provisions of Section 9.13.

         "Required Number" means: in the case of notices hereunder (i) relative to borrowings, prepayments, elections of LIBOR Loans, selections of Interest Periods for, or other transactions in respect of, LIBOR Loans: by 10:00 a.m., Central Standard Time on the third Business Day prior to the proposed activity; or (ii) relative to all transactions in respect of ABR Loans: the same Business Day by 1:00 p.m., Central Standard Time; it being understood, however, that in the case of notices involving transactions in respect of more than one type of Loan (such as a change in type of Loan in accordance with Section 2.04(B)), "Required Number" means that number of days, as indicated above in respect of the Loans involved, which would constitute the longest applicable period of time.

         "Reserve Report" means a report prepared by an independent petroleum engineer or firm of engineers reasonably satisfactory to the Administrative Agent regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties, using the criteria and parameters required by and acceptable to the Securities and Exchange Commission, and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrower out of cash flow from the Borrowing Base Oil and Gas Properties covered by such report with respect to such future obligations.

         "Restructure Note" means that certain promissory note described in "Step Three" set forth in the Restructuring Plan, which was originally by and between EPL of Louisiana, L.L.C., as maker, and Parent Borrower, as payee, and which has been contributed and endorsed from Parent Borrower to Delaware EPL of Texas, LLC.

         "Restructuring Plan" means the corporate restructuring of Parent Borrower and its Subsidiaries as described in that certain letter dated October 23, 2002, from Mr. Kenneth P. Smith on behalf of Parent Borrower to Mr. Steve Shatto, a Vice President of Administrative Agent, in which the Subsidiary Borrowers are erroneously referred to as "Energy Partners of Louisiana, L.L.C." and "Energy Partners of Texas, LLC" rather than the actual names of such parties, which are "EPL of Louisiana, L.L.C." and "Delaware EPL of Texas, LLC," respectively.

         "Second Amended Credit Agreement" has the meaning stated therefor in the first recital of this Agreement.

         "Security Instruments" means the security instruments described on Exhibit "D," in form and substance satisfactory to the Administrative Agent, to be executed by Borrower pursuant to Section 3.01, the Security Instruments as defined in the Loan Agreement, in the Original Credit Agreement, the First Amended Credit Agreement and the Second Amended Credit Agreement, each of which shall continue to secure Borrower's Obligations, and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Notes and performance of the Obligations.

         "Senior Debts" has the meaning stated therefor in Section 9.24.

         "Stockholders' Equity" means, at any time, the sum of the following accounts set forth on a consolidated balance sheet of the Borrower, prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock (common and preferred); (B) capital surplus including paid in capital; and
(C) retained earnings.

         "Subordinated Debt" means Indebtedness of Borrower (or either of them) that is described in clauses (J), (K) and/or (L) of the definition of Permitted Indebtedness.

         "Subordinated Intercompany Debt" has the meaning stated therefor in
Section 9.24.

         "Subsidiary" means, as to any Person, any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and any partnership, association, joint venture, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

         "Subsidiary Borrower" has the meaning stated therefor in the first recital of this Agreement.

         "Syndication Agent" means JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), and each successor to such agent position.

         "Transaction Documents" means the Prior Merger Agreement, the Earnout Agreement, the Debt Exchange Agreement, the Employee Royalty Trust Purchase Agreement and Debt Exchange, the Working Interest Purchase Agreement, the Overriding Royalty Interest Purchase Agreement, the Company Principal Shareholders Agreement and the Buyer Registration Rights Agreement.

         "Transfer Order Letters" means the letters in lieu of division or transfer orders, in form acceptable to the Administrative Agent.

         "Unmatured Event of Default" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

         "Utilization Percentage" means the percentage of the Aggregate Commitment Amount represented by the aggregate principal amount of all Credit Extensions outstanding from time to time.

         "Working Interest Purchase Agreement" has the meaning stated therefor in the Prior Merger Agreement.

         Undefined Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP.

                                   ARTICLE II.

                         THE LOANS AND LETTERS OF CREDIT

         II.1 The Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each Loan and the issuance of each Facility LC, such Bank's Outstanding Credit Exposure shall not exceed its Commitment. The Loans advanced by each Bank to the Borrower shall be evidenced by the Banks' respective Notes from the Borrower. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow up to the Aggregate Commitment Amount at any time prior to the Facility Termination Date. All Commitments to extend credit hereunder shall expire on the Facility Termination Date.

         The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

         II.2 Notice and Manner of Borrowing.

         (a) The amount and date of each Credit Extension shall be designated in a Request for Advance executed by Parent Borrower on behalf of each Borrower, to be received by the Administrative Agent at least the Required Number of, but not more than ten (10), Business Days prior to the date of such Credit Extension, which date shall be a Business Day. The Administrative Agent shall promptly advise the Banks and, if applicable, the LC Issuer, of any Request for Advance given pursuant to this Section 2.02, of each Bank's Percentage Share of any requested Borrowing and, if applicable, the amount requested for any Facility LC by telephone, confirmed promptly in writing, or telecopier. Upon satisfaction of the applicable conditions set forth in Article III, each Borrowing shall be made at the office of the Administrative Agent, and shall be funded prior to 3:00 o'clock p.m., Houston, Texas time, on the day so requested in immediately available funds in the amount so requested. Each Loan funded by the Banks and/or the Administrative Agent pursuant to this Agreement shall be deemed to have been advanced jointly to each Person defined herein as Borrower, notwithstanding the Borrower to which, or into whose account, such Loan advance was delivered or funded. Subsidiary Borrower hereby irrevocably designates and appoints Parent Borrower as its exclusive agent and representative under this Agreement and the other Loan Documents for purposes of all notices and other communications to be given or received by Borrower. Administrative Agent, LC Issuer and the Bank shall be conclusively entitled to rely on any communications with Parent Borrower as also constituting communications with Subsidiary Borrower.

         (b) Each Bank shall make each Loan to be made by it hereunder on the date of the proposed Borrowing by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 11:00 a.m., Houston, Texas time, and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to Borrower as Parent Borrower shall direct to the Administrative Agent from time to time or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Borrowing that such Bank will not make available to the Administrative Agent such Bank's Percentage Share of such Borrowing, the Administrative Agent may assume that such Bank has made its Percentage Share available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (b) and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If, and to the extent that, such Bank shall not have made its Percentage Share available to the Administrative Agent, such Bank and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

         II.3 Payment Procedure. All payments and prepayments made by Borrower under this Agreement shall be made to the Administrative Agent at its office specified in Section 9.03 for the account of the Banks in immediately available funds before 11:00 a. m., Houston, Texas time, on the date that such payment is required to be made. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to such payments or prepayments ratably to the Banks (and if the payment relates to amounts owed to a particular Bank only, in like funds to such Bank), in each case, to be applied in accordance with the terms of this Agreement. Borrower hereby authorizes the Administrative Agent, if and to the extent payment or prepayment (including prepayments required pursuant to Section 2.11 hereof) is not made when due hereunder or under the Notes or any other Loan Document, to charge from time to time against Borrower's account with the Administrative Agent any amount so due. Any payment received and accepted by the Administrative Agent (or any branch or Affiliate thereof) after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day.

         II.4 Payments of Interest under the Notes. Subject to the terms and provisions of this Agreement, interest on the Loan, calculated at the Floating Rate, shall be due and payable as follows:

                  (A Interest on ABR Loans shall be calculated on the basis of a 365/366-day year, as applicable, and on LIBOR Loans on the basis of a 360-day year, in each case counting the actual number of days elapsed. Interest on the outstanding principal balance of the Loans shall accrue for each day at either a Floating Rate based on ABR plus the ABR Margin for such day for ABR Loans, or a Floating Rate based on LIBOR for the Interest Period which includes such day plus the LIBOR Margin for such day for LIBOR Loans, all as elected and specified (including specification as to length of Interest Period, as permitted by the definition of that term, with respect to any election of a Floating Rate based on LIBOR) by the Borrower in accordance with
         Section 2.04(B); provided that:

                           (1 In the absence of an election by the Borrower of a
                  Floating Rate based on LIBOR plus the LIBOR Margin, or, having made such election, but upon the Required Number of days prior to the end of the then current Interest Period the Borrower fails or is not entitled under the terms of this Agreement to elect to continue a Floating Rate based on LIBOR plus the LIBOR Margin and specify the applicable Interest Period therefor, then upon the expiration of such then current Interest Period, interest on the Loans shall accrue for each day at a Floating Rate based on ABR plus the ABR Margin for such day, until the Borrower, pursuant to Section 2.04(B), elects a different Floating Rate and specifies the Interest Period for the Loans.

                           (2 Interest accruing on any LIBOR Loan during any
                  Interest Period shall be payable on the first Business Day of the next Interest Period except that: (a) with respect to LIBOR Loans for which Borrower has selected an Interest Period of six (6) months, interest will be payable on the first Business Day following the ninetieth (90th) day after the commencement of such Interest Period and on the first Business Day of the next Interest Period, (b) interest will be payable on the Facility Termination Date on any LIBOR Loan with an Interest Period ending on the Facility Termination Date; and provided that (c) all accrued interest on any LIBOR Loan converted or prepaid pursuant to Section 2.11 shall be paid immediately upon such prepayment or conversion.

                  (B By at least the Required Number of days prior to the advance of any Loan hereunder, the Borrower shall select the initial Floating Rate to be charged on such Loan, and from time to time thereafter the Borrower may elect, on at least the Required Number of days irrevocable prior written (or verbal, promptly confirmed by written) notice to the Administrative Agent, an initial Floating Rate for any additional Loan, or to change the Floating Rate on any Loan to any other Floating Rate (including, when applicable, the selection of the Interest Period); provided that; (i) the Borrower shall not select an Interest Period that extends beyond the Facility Termination Date;
         (ii) except as otherwise provided in Section 2.11 no such change from a Floating Rate based on LIBOR plus the LIBOR Margin to another Floating Rate shall become effective on a day other than the day, which must be a Business Day, next following the last day of the Interest Period last effective for such LIBOR Loan; (iii) any elections made by the Borrower pursuant to this Section 2.04(B) shall be in the amount of $1,000,000, plus any additional increment of $1,000,000, or such lesser amount as constitutes the balance of all Loans then outstanding hereunder; (iv) notwithstanding anything herein to the contrary, the Borrower may not make any election under this Section 2.04(B) that would result in Loans outstanding based on more than six (6) different LIBORs without the consent of the Required Banks to do so; and (v) the first day of each Interest Period as to a LIBOR Loan shall be a Business Day.

                  (C Interest on ABR Loans shall be paid quarterly in arrears on the first Business Day of each calendar quarter (for the immediately preceding quarter) commencing with the quarter following any quarter during which interest begins to accrue at a Floating Rate based on ABR plus the ABR Margin, as elected by Borrower pursuant to Section 2.04(B), and on the date the principal of such Loans shall be due (on the stated Facility Termination Date, on acceleration, or otherwise).

         II.5 General Provisions Relating to Interest. It is the intention of the parties hereto to comply strictly with the usury Laws of the State of Texas and the United States of America and, in this connection, there shall never be collected, charged or received on any sums advanced hereunder interest in excess of the Maximum Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Borrower agrees that the maximum rate to be charged shall be the "indicated (weekly) rate ceiling" as defined in said Chapter, provided that the Bank may also rely to the extent permitted by applicable Laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other applicable Laws of the State of Texas or the United States of America applicable to the Loans, if greater. Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Maximum Rate and the obligation of the Borrower for any fees payable hereunder and deemed to be interest under applicable Law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Maximum Rate until such time as there has been paid to each Bank (a) the amount of interest in excess of the Maximum Rate that such Bank would have received during the Limitation Period had the interest rate remained at the relevant rates specified in the Note, and (b) all interest and fees otherwise due to such Bank but for the effect of such Limitation Period.

         If under any circumstances the aggregate amounts paid on the Notes or under this Agreement include amounts which by Law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the result of mathematical error on the part of both the Borrower and the Banks, and each Bank shall promptly refund the amount of such excess (to the extent only of such interest payments above the Maximum Rate which could lawfully have been collected and retained) upon discovery of such error by such Bank or notice thereof from the Borrower.

         II.6 Borrowing Base Determination. The Borrowing Base in effect as of the Closing is One Hundred Million Dollars ($100,000,000.00). The Borrowing Base shall be re-determined from time to time pursuant to the following provisions of this Section. On or before April 1, 2003, the Borrower shall furnish to the Administrative Agent information sufficient to update to an effective date of January 1, 2003, the most recent petroleum engineering reports provided to the Administrative Agent prior to Closing relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Upon receipt of such information, the Administrative Agent shall, in the normal course of business make a determination of the Borrowing Base, which shall become effective upon approval by the Required Banks and subsequent written notification from the Administrative Agent to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base as set forth in this Section. Thereafter, on or before each April 1 and October 1 until the Facility Termination Date, beginning October 1, 2003, the Borrower shall furnish to the Administrative Agent a report, in form and substance satisfactory to the Administrative Agent, which report shall set forth, as of each preceding January 1 or July 1, as applicable, the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. Each report to be provided on or before each April 1 shall be a complete report relating to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties prepared by an independent petroleum engineer or firm of engineers reasonably satisfactory to the Administrative Agent. Each report to be provided on or before each October 1 shall simply update the previous complete report, and may be prepared by the Borrower's own engineers and shall be certified by the President or Chief Financial Officer of the Borrower. Upon receipt of each such report, the Administrative Agent shall, in the normal course of business, make a determination of the Borrowing Base which shall become effective upon approval by the Required Banks and subsequent written notification from the Administrative Agent to the Borrower, and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base as set forth in this Section 2.06. The Administrative Agent may, subject to approval of the Required Banks, and must, upon the request of the Required Banks, redetermine the Borrowing Base at any time, and from time to time, which redetermination shall become effective upon approval by the Required Banks and subsequent written notification from the Administrative Agent to the Borrower and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base, as set forth in this Section. The Administrative Agent may request in writing that the Borrower provide a Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than ninety (90) days prior to Borrower's delivery of such Reserve Report to Administrative Agent, and such Reserve Report shall be delivered to Administrative Agent within ninety (90) days after Borrower's receipt of such written request.

         The Borrower shall have the right to request, by written notice to Administrative Agent, one unscheduled redetermination of the Borrowing Base between any two scheduled redeterminations thereof, subject to contemporaneously providing to Administrative Agent a Reserve Report with an effective date not more than ninety (90) days prior to the date of such notice.

         If at any time the Required Banks cannot otherwise agree on a redetermination of the Borrowing Base, then the Borrowing Base, shall be set on the basis of the Administrative Agent's calculation of the "weighted arithmetic average" (as hereinafter calculated) of the Borrowing Base, as determined by each individual Bank and communicated to Administrative Agent in writing. However, the amount of the Borrowing Base shall never be increased at any time without the unanimous consent of the Banks, notwithstanding anything else herein to the contrary. For purposes of this paragraph, the "weighted arithmetic average" of the Borrowing Base shall be determined by first multiplying the Borrowing Base proposed in writing to Administrative Agent by each Bank by such Bank's Percentage Share, and then adding the results of each such calculation, with the resultant sum being the Borrowing Base.

         The Borrowing Base shall represent the Required Banks' approval of the Administrative Agent's determination, in accordance with its customary lending practices, of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties and the Borrower acknowledges, for purposes of this Agreement, such determination by the Administrative Agent as being the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties. In making any redetermination of the Borrowing Base, the Administrative Agent and the Banks shall apply the parameters and other credit factors consistently applied then generally being utilized by the Administrative Agent and each such Bank, respectively, for Borrowing Base redeterminations for other similarly situated borrowers. The Borrower, Required Banks and the Administrative Agent acknowledge that (a) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (b) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Administrative Agent's determination of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrower as essential for the adequate protection of the Banks.

         II.7 Mandatory Prepayment Due to a Loan Excess. Within sixty (60) days after receipt of written notice from Administrative Agent that a Loan Excess exists, including, but not limited to, any notice establishing a redetermined Borrowing Base that is less than the Aggregate Outstanding Credit Exposure, Borrower shall either (i) prepay the principal of the Note in an aggregate amount at least equal to such Loan Excess or (ii) add to the Borrowing Base Oil and Gas Properties additional Oil and Gas Properties of the Borrower sufficient in value, as determined pursuant to Section 2.06, to increase the Borrowing Base to equal the unpaid principal amount of the Notes.

         II.8 Other Mandatory Prepayments.

                  (A On each date on which the Borrower sells any of its Oil and Gas Properties, the Borrowing Base will be automatically reduced to the loan value (determined in accordance with the procedures for determining the Borrowing Base) of the remaining Borrowing Base Oil and Gas Properties, and the Borrower shall be required to make the prepayment, if any, required pursuant to Section 2.07.

                  (B Except to the extent otherwise provided in Section 2.08(A), if on any date the Outstanding Credit Exposure exceeds the amount of the then effective Aggregate

         Commitment, the Borrower shall be required to immediately prepay the Loans by the amount of such excess.

         II.9 Prepayment and Conversion. Upon the Required Number of days written notice to the Administrative Agent, the Borrower may, without the payment of penalty or premium, prepay the principal of the Loans or voluntarily convert the applicable Floating Rate of any Loan prior to the termination of the applicable Interest Period in whole or in part, from time to time. Any partial payment or conversion of ABR Loans shall be made in the sum of not less than $1,000,000, and any partial payment or conversion of LIBOR Loans shall be made in the sum of not less than $1,000,000 or any $1,000,000 increment in addition thereto. With respect to any such prepayment or conversion of any LIBOR Loan the Borrower agrees to pay to the Banks upon the request of the Administrative Agent such amount or amounts as will compensate the Banks for Breakage Costs, excluding, however, any such Breakage Costs resulting from a payment or prepayment made more than sixty (60) days prior to the Administrative Agent's request for payment of Breakage Costs. The payment of any such Breakage Costs to the Banks shall be made within thirty (30) days of a request therefor from Administrative Agent. If LIBOR cannot be determined on the date of such prepayment, the Administrative Agent shall calculate LIBOR by interpolating LIBOR in effect immediately prior to the prepayment and LIBOR in effect immediately after the prepayment.

         II.10 Increased Cost of Loans.

                  (A Notwithstanding any other provisions herein, if as a result of any regulatory change after the date hereof

                           (1 the basis of taxation of payments to any Bank of
                  the principal of, or interest on, any LIBOR Loan or any other amounts due under this Agreement in respect of any such LIBOR Loan (except for taxes imposed on the overall net income or receipts of such Bank, and franchise or other taxes imposed generally on such Bank), by the jurisdiction (or any political subdivision therein) in which the Bank has its principal office (if such other taxes do not specifically affect the cost to the Bank of making the Loans) is changed;

                           (2 any reserve, special deposit, or similar
                  requirement (including without limitation any reserve requirement under regulations of the Board of Governors of the Federal Reserve System) against assets of, deposits with, or for the account of, or credit extended by such Bank, is imposed, increased, modified, or deemed applicable; or

                           (3 any other condition affecting this Agreement or
                  any LIBOR Loan is imposed on such Bank or (in the case of LIBOR Loans) the LIBOR Market; and the result of any of the foregoing is to increase the actual direct cost to such Bank of making or maintaining any such LIBOR Loan (and such increase shall not have been compensated by a corresponding increase in the interest rate applicable to the respective Loans) by an amount deemed by such Bank to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower shall pay such Bank, within thirty (30) days after its written demand, such additional amount or amounts as will compensate such Bank for those Increased Costs. No Bank will demand to be compensated by Borrower for such Increased Costs unless such Bank generally makes such demands to its other LIBOR Loan customers who are similarly situated. A certificate of such Bank setting forth the basis for the determination of such amount necessary to compensate such Bank as aforesaid (including a representation by such Bank that it is generally making demands as required by the preceding sentence), accompanied by documentation showing reasonable support for such increased costs or reduced sums received by such Bank, shall be delivered to the Borrower and shall be conclusive, save for manifest error, as to such determination and such amount. The affected Bank shall notify the Borrower, as promptly as practicable after such Bank obtains knowledge of any Increased Costs or other sums payable pursuant to this
                  Section 2.10 and determines to request compensation therefor, or any event occurring after the Closing which will entitle such Bank to compensation pursuant to this Section; provided that, notwithstanding anything herein to the contrary, the Borrower shall not be obligated for the payment of any Increased Costs or other sums payable pursuant to this Section
                  2.10 to the extent such Increased Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice. If the Borrower is required to indemnify or pay additional amounts pursuant to this Section 2.10, then the Bank will take such action as in the reasonable judgment of the Bank (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise commercially unreasonable. The Bank shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any taxes paid or reimbursed by the Borrower pursuant to this Section 2.10. If the Bank receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by the Bank) of any taxes with respect to which the Borrower has made a payment under Section 2.10, the Bank agrees to reimburse the Borrower to the extent of the benefit of such refund, deduction or credit promptly after the Bank reasonably determines that such refund deduction or credit has become final; provided, however, that nothing contained in this paragraph shall require the Bank to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit, which attempt would be inconsistent with any reporting position otherwise taken by the Bank on its tax returns.

                  (B Notwithstanding the foregoing provisions of this Section 2.10, in the event that by reason of any regulatory change any Bank either (i) incurs Increased Costs based on, or measured by, the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by written notice to the Borrower, the obligation of such Bank to make or convert Loans of any other type into LIBOR Loans hereunder shall be suspended until the earlier of the date such regulatory change ceases to be in effect or the date the Borrower and such Bank agree upon an alternative method of determining the interest rate payable by the Borrower on LIBOR Loans, and all LIBOR Loans of such Bank then outstanding shall be converted into an ABR Loan (if not otherwise prohibited under the terms of this Agreement) at such Bank's option.

         II.11 Change of Law. Notwithstanding any other provision herein, in the event that any change in any applicable law or in the interpretation or administration thereof shall make it unlawful for the Banks to (i) honor any commitment it may have hereunder to make any LIBOR Loan, then such commitment shall terminate, or (ii) maintain any LIBOR Loan, then all LIBOR Loans of the Banks then outstanding shall be repaid and converted to ABR Loans (unless the Banks' obligations to fund Loans hereunder has been suspended by any other provisions of this Agreement) at the Borrower's option in accordance with the election procedures set forth in Section 2.04(B); provided, however, that prior to the effective date of such election, interest shall be calculated at the ABR. Any remaining commitment of the Banks hereunder to make LIBOR Loans (but not other Loans) shall be suspended so long as they are prohibited by any applicable law. Upon the occurrence of any such change, the Administrative Agent shall promptly notify the Borrower thereof, and shall furnish to the Borrower in writing evidence thereof certified by the Administrative Agent.

         Any repayment or conversion of any LIBOR Loan which is required under this Section 2.11 or under 2.04(B) shall be effected by payment thereof, together with accrued interest thereon, on demand, and concurrently there shall occur the borrowing of the corresponding ABR Loan as provided herein.

         If any repayment to the Banks of any LIBOR Loan (including conversions thereof) is made under this Section 2.11 on a day other than a day otherwise scheduled for a payment of principal of or interest on such Loan, the Borrower shall pay to the Banks upon its request of the Administrative Agent such amount or amounts as will compensate the Banks for Breakage Costs, excluding, however, any such Breakage Costs resulting from a prepayment or conversion made more than sixty (60) days prior to the Administrative Agent's request for payment of Breakage Costs. The payment of any such Breakage Costs to the Banks shall be made within thirty (30) days of a request therefor from Administrative Agent.

         II.12 Mitigation: Mandatory Assignment. Each Bank shall use reasonable efforts to avoid or mitigate any Increased Cost or suspension of the availability of an interest rate under Sections 2.09 through 2.10 above, to the greatest extent practicable (including transferring the Loans to another lending office or Affiliate of a Bank) unless, in the opinion of such Bank, such efforts would be likely to have an adverse effect upon it. In the event a Bank makes a request to the Borrower for additional payments in accordance with Sections 2.09 or 2.10, then, provided that no Event of Default or Unmatured Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense and in its sole discretion, require such Bank to transfer and assign in whole (but not in part), without recourse, all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that
(a) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority and (b) the Borrower or such assignee shall have paid to the Administrative Agent for the account of the assigning Bank in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Bank and all other amounts owed to such assigning Bank hereunder, including amounts owed pursuant to Sections 2.09 and 2.10 hereof.

         II.13 Pro Rata Treatment and Payments. Each Borrowing by Borrower from the Banks hereunder, each payment by Borrower on account of any fee hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Percentage Shares of the Banks. Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

         II.14 Sharing of Payments and Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against Borrower (pursuant to Section 9.01 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans (other than pursuant to Section 2.10) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff, counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

         II.15 Advances to Satisfy Obligations of the Borrower. The Administrative Agent or any Bank may, but shall not be obligated to, make advances hereunder for the benefit of the Banks and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrower contained in this Agreement, and the funds so advanced and applied shall be part of the Loan proceeds advanced under this Agreement and evidenced by the Notes.

         II.16 Assignment of Production. Certain of the Security Instruments covering the Borrowing Base Oil and Gas Properties contain an assignment unto and in favor of Administrative Agent for the benefit of the Banks of all oil, gas and other minerals produced and to be produced from or attributable to the Borrowing Base Oil and Gas Properties together with all of the revenues and proceeds attributable to such production, and such Security Instruments further provide that all such revenues and proceeds which may be so collected by Administrative Agent for the benefit of the Banks pursuant to the assignment shall be applied to the payment of the Notes and the satisfaction of all other Indebtedness to be secured by such Security Instruments. The Borrower hereby appoints the Administrative Agent as its Administrative Agent and attorney-in-fact until this Agreement has been terminated in accordance with
Section 9.19 hereof for purposes of completing the Transfer Order Letters delivered to the Administrative Agent pursuant to Section 3.01 hereof, which power is coupled with an interest and is not revocable.

         II.17 Commitment Fee. As consideration for the commitment of the Banks to make Credit Extensions to the Borrower through the Facility Termination Date pursuant to this Agreement, the Borrower agrees to pay to the Administrative Agent for the account of the Banks within five (5) Business Days of receipt of the Administrative Agent's statement as to quarterly periods ending March 31, June 30, September 30 and December 31 of each year (except the first period shall be for a period of time from the Closing to December 31, 2002) during the period commencing on the date of this Agreement to and including the Facility Termination Date and at the Facility Termination Date, a commitment fee equal to the percentage per annum specified in the Pricing Grid based on the Utilization Percentage (computed on the basis of a year of 360 days) multiplied by an amount equal to the daily average excess, if any, of the Aggregate Commitment Amount over the Outstanding Credit Exposure, throughout the period from the date of this Agreement or previous calculation date provided above, whichever is later, to the relevant calculation date or the Facility Termination Date, as the case may be.

         II.18 Addition/Deletion of Borrowing Base Oil & Gas Properties. The Borrower may, from time to time upon written notice to the Administrative Agent, propose to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties. Any such proposal to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties shall be accompanied by a Reserve Report applicable to such properties that conforms to the requirements of Section 2.06, and evidence sufficient to establish that Borrower (or either of them) has Marketable Title to such Oil and Gas Properties, and any such addition shall become effective at such time as: (a) the Administrative Agent, with the approval of the Banks, has made a determination of the amount by which the Borrowing Base would be increased as the result of such addition and (b) the conditions set forth in Article III hereof, to the extent they are applicable to such additional Oil and Gas Properties of the Borrower, have been satisfied. In determining the increase in the Borrowing Base pursuant to this Section, the Administrative Agent and the Banks shall apply the parameters and other credit factors consistently applied then generally being utilized by the Administrative

Agent and each such Bank, respectively, for Borrowing Base determinations for other similarly situated borrowers

         II.19 Adjustment to Aggregate Commitment Amount. At any time that Borrower proposes to increase the Borrowing Base by adding additional Oil and Gas Properties to the Borrowing Base Oil and Gas Properties pursuant to Section 2.18, Borrower may also request that Banks increase the amount of the Aggregate Commitment Amount. At any time that Borrower makes such a request it shall promptly provide Administrative Agent with such financial information as Administrative Agent may request to assist the Administrative Agent in evaluating such request. Following the receipt of such information from Borrower, the Administrative Agent shall, with the unanimous approval of the Banks and in the normal course of its business, make a redetermination of the Aggregate Commitment Amount, which shall become effective upon written notification from the Administrative Agent to Borrower of the new Aggregate Commitment Amount. The Borrower may upon written notice to Administrative Agent, not sooner than one hundred eighty (180) days subsequent to the last such action by Borrower, amend the definition of the Aggregate Commitment Amount by reducing the amount set forth in such definition. Upon such reduction, the Banks shall not be obligated to make Credit Extensions in excess of such reduced Aggregate Commitment Amount. If and when the Banks increase the Aggregate Commitment Amount at Borrower's request, the commitment fee, as determined pursuant to
Section 2.17 of this Agreement, shall be calculated using such increased amount for all of the calculation period in which such Aggregate Commitment Amount was increased.

         II.20 Facility LCs.

                  (A Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000.00 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment Amount. Facility LC's issued pursuant to the Original Credit Agreement, the First Amended Credit Agreement or the Second Amended Credit Agreement and outstanding as of the Closing of this Agreement shall also constitute Facility LCs hereunder. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

                  (B Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility

         LC (and each Modification thereof) and the related LC Obligations in proportion to its Percentage Share.

                  (C Notice. Subject to Section 2.20(A), the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Houston, Texas time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  (D LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Percentage Shares, with respect to each Facility LC, a letter of credit fee at a rate equal to the then otherwise applicable LIBOR Margin per annum on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on or before the first Business Day of each calendar month (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee calculated at the rate of fifteen (15) basis points per annum, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  (E Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Bank's Percentage Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to
         Section 2.20(F) below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Houston, Texas time) on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the Floating Rate based on ABR.

                  (F) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to ABR Loans for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to ABR Loans for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Bank ratably in accordance with its Percentage Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20(E). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Request for Advance in compliance with Section 2.02 and the satisfaction of the applicable conditions precedent set forth in Article III), the Borrower may request a Loan hereunder for the purpose of satisfying any Reimbursement Obligation.

                  (G) Obligations Absolute. The Borrower's obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Bank under any liability to the Borrower. Nothing in this Section 2.20(G) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20(F).

                  (H) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

                  (I) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Bank, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Bank) or (ii) by reason of or on account of the

         LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Bank, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20(I) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  (J) Banks' Indemnification. Each Bank shall, ratably in accordance with its Percentage Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                  (K) Rights as a Bank. In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.

                                  ARTICLE III.

                                   CONDITIONS

         The obligation of the Banks to make the Credit Extensions is subject to the following conditions precedent:

         III.1 General Conditions to Closing and to all Disbursements. At the time of the execution and delivery of this Agreement by all parties who are designated as signatories on the signature pages of this Agreement (the "Closing") and at each subsequent Credit Extension:

                  (A) No Event of Default shall have occurred and be continuing, and no Unmatured Event of Default shall have occurred;

                  (B) The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made on such date, except such as are expressly limited to a prior date, which shall have been true and correct in all material respects as of such prior date;

                  (C) The Administrative Agent and the Banks shall have been, and shall continue to be, satisfied, in their good faith discretion, that the Borrower (or either of them) holds Marketable Title to the Borrowing Base Oil and Gas Properties, and that such ownership includes record title to an undivided net revenue interest in the production from each such Borrowing Base Oil and Gas Property that is not less than, as well as an undivided working interest in each Borrowing Base Oil and Gas Property that is not greater than (unless there is a corresponding increase in the net revenue interest attributed to such party therein), the net revenue interest therein and the working interest therein, respectively, attributed to the Borrower on Exhibit "A," subject to the limitations and qualifications on such exhibit (or attributed to Borrower in any Security Instrument applicable to any Oil and Gas Property that is added to the Borrowing Base Oil and Gas Properties in connection with any subsequent funding after the Closing);

                  (D) No Material Adverse Change shall have occurred since the date of the latest audited Financial Statements provided to the Administrative Agent;

                  (E) All of the Security Instruments previously delivered with respect to the Borrowing Base Oil and Gas Properties shall have remained in full force and effect; and

                  (F) All legal matters incidental thereto shall be reasonably satisfactory to each Bank's designated legal counsel.

         III.2 Deliveries. The Borrower shall have duly delivered or caused to be delivered to the Administrative Agent, prior to or contemporaneously with this Agreement becoming effective with respect to the Banks, the LC Issuer, the Arranger or the Administrative Agent, the following:

                  (A) The Notes payable to each respective Bank, along with each of the Security Instruments covering any Borrowing Base Oil and Gas Properties not already covered by valid and continuing Security Instruments in favor of Administrative Agent, specifically including, but not limited to, the Borrowing Base Oil and Gas Properties owned by Subsidiary Borrower; provided, however that so long as the KCS Production Payment remains in effect, Borrower shall not be obligated to execute and deliver any Security Instrument creating liens or security interests on any of the Borrowing Base Oil and Gas Properties to the extent that the creation of such lien and/or security interest is prohibited pursuant to the terms of the KSC Production Payment Documents without the prior consent of KCS Energy Services, Inc., or its successors or assigns.

                  (B) Transfer Order Letters applicable to the production of oil and gas from any Borrowing Base Oil and Gas Properties for which Transfer Order letters have not previously been delivered to the Administrative Agent, specifically including, but not limited to, the Borrowing Base Oil and Gas Properties owned by Subsidiary Borrower;

                  (C) The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in the Offices of the Secretaries of State of the State of Texas, the State of Delaware, the State of Louisiana and each State in which any of the Borrowing Base Oil and Gas Properties are located or deemed to be located, and the counties and/or parishes in which the Borrower maintains its principal place of business and in which any of the Borrowing Base Oil and Gas Properties are located, such search to be as of a date no more than ten (10) days prior to the date of Closing.

                  (D) A certified (as of the date of the Closing) copy of resolutions of each Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement, the Notes, and each other document to be delivered pursuant hereto;

                  (E) A certificate (dated the date of the Closing) of each Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Notes, and each other document to be delivered pursuant hereto;

                  (F) A copy, certified as of the most recent date practicable by the Secretary of State of the state in which each Borrower is incorporated, of the Borrower's certificate of incorporation, together with a certificate (dated the date of the Closing) of the Borrower's corporate secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

                  (G) Certificates, as of the most recent dates practicable, of the aforesaid Secretaries of State, the Secretary of State of each state in which the Borrower is qualified as a foreign corporation, and the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

                  (H) A Compliance Certificate, dated the date of the Closing;

                  (I) Payment of the Administrative Agent's attorneys' fees upon receipt of a reasonably detailed invoice pursuant to Section 5.12 hereof;

                  (J) Evidence satisfactory to Administrative Agent, the Banks, the Arranger, and the LC Issuer, in their respective sole and absolute discretion, establishing that the transactions contemplated by the Current Merger Agreement are to occur and will be unconditionally consummated contemporaneously with the Closing of this Agreement resulting in, among other things, Prior Subsidiary Borrower having merged into Parent Borrower; and

                  (L) Evidence satisfactory to Administrative Agent, the Banks, the Arranger, and the LC Issuer, in their respective sole and absolute discretion, establishing that, in addition to the transactions contemplated by the Current Merger Agreement, the other transactions described in the Restructuring Plan have been unconditionally consummated substantially as described in the Restructuring Plan.

         III.3 Documents Required for Subsequent Disbursements Involving Additional Borrowing Base Oil and Gas Properties. As of the time of funding any additional advances to Borrower that have been approved by the Banks pursuant to
Section 2.01 and are made in conjunction with the addition of Oil and Gas Properties owned by the Borrower to the Borrowing Base Oil and Gas Properties, the Borrower shall have duly delivered to the Administrative Agent: (i) the Security Instruments that are necessary or appropriate, in the reasonable opinion of the Administrative Agent, relating to such additional Oil and Properties, and (ii) Transfer Order Letters applicable to the production of oil and gas from the such additional Borrowing Base Oil and Gas Properties.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Credit Extensions hereunder, each Borrower represents and warrants to the Administrative Agent and the Banks that:

         IV.1 Existence. The Borrower is either a corporation or limited liability company, duly organized, legally existing, and in good standing under the Laws of its jurisdiction of organization; each Subsidiary is a corporation or limited liability company duly organized, validly existing, and in good standing under the Laws of its state of incorporation or organization; the Borrower and its Subsidiaries have the lawful power to own their properties and to engage in the businesses they conduct, and each is duly qualified and in good standing as a foreign corporation or limited liability company in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which the Borrower and each Subsidiary are incorporated or organized and qualified to do business are set forth in Schedule 4.01; the addresses of all places of business of the Borrower and its Subsidiaries are as set forth in Schedule 4.01; neither the Borrower nor any Subsidiary has changed its name, been the surviving company in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except pursuant to the Current Merger Agreement or as disclosed on Schedule 4.01; the Borrower has no Subsidiaries other than the Subsidiaries named in Schedule 4.01; and all of the authorized, issued and outstanding shares of capital stock or membership interests of each Subsidiary is owned by the Borrower. Borrower is qualified under applicable Minerals Management Service regulations to act as the operator of the Leases where required.

         IV.2 Due Authorization. Upon execution of the Loan Documents, the execution and delivery by the Borrower of this Agreement and the borrowings hereunder; the execution and delivery by the Borrower of the Notes, the Security Instruments, and the Transfer Order Letters; and the repayment by the Borrower of the Indebtedness evidenced by the Notes and interest and fees provided in the Notes and this Agreement are (a) within the corporate power of the Borrower; (b) have been duly authorized by all necessary corporate action, and (c) do not and will not (i) require the consent of any regulatory authority or governmental body, (ii) contravene or conflict with any provision of Law or of the articles of incorporation or bylaws of the Borrower, (iii) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of the Borrower under any such indenture, instrument or other agreement, other than under any of the Security Instruments.

         IV.3 Valid and Binding Obligations. This Agreement, the Notes, and the Security Instruments when duly executed and delivered, will be legal, valid and binding obligations of and enforceable against the Borrower, in accordance with their respective terms (subject to any applicable bankruptcy, insolvency or other Laws of general application affecting creditors' rights, general equitable principles, whether considered in a proceeding in equity or at law, and judicial decisions interpreting any of the foregoing).

         IV.4 Scope and Accuracy of Financial Statements. All Financial Statements submitted and to be submitted to the Administrative Agent hereunder are and will be complete and correct in all material respects, are and will be prepared in accordance with GAAP consistently applied, and do and will fairly reflect the consolidated financial condition and the results of the operations of the Parent Borrower and its Subsidiaries in all material respects as of the dates and for the period stated therein (subject only to normal year-end audit adjustments with respect to such unaudited interim statements of the Parent Borrower), and no Material Adverse Change has occurred since the effective date of the latest audited Financial Statements of Parent Borrower delivered to Administrative Agent.

         IV.5 Title to Borrowing Base Oil and Gas Properties. The Borrower has Marketable Title to the working and net revenue interests in the Borrowing Base Oil and Gas Properties as set forth on Exhibit "A", free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances and any other exceptions, limitations or qualifications expressly disclosed on Exhibit "A."

         IV.6 Oil and Gas Leases. The Leases which constitute any part of the Borrowing Base Oil and Gas Properties are in full force and effect as to those portions within the Borrowing Base Oil and Gas Properties, are valid, subsisting leases as to those portions within the Borrowing Base Oil and Gas Properties to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases as to those portions within the Borrowing Base Oil and Gas Properties, overriding royalties, net profits or other production burdens have been duly paid or provided for; the obligations to be performed under the Leases as to those portions within the Borrowing Base Oil and Gas Properties have been duly performed; and the Borrower is not aware of any default by any third party under any of the Leases with respect to such third party's obligations.

         IV.7 Interest in the Borrowing Base Oil and Gas Properties. Except as otherwise set forth on Exhibit "A" hereto, with respect to each of the Borrowing Base Oil and Gas Properties, the ownership of the Borrower in such property will, with respect to the wells, units and/or tracts of land described in Exhibit "A" hereto in connection with such property, (i) entitle the Borrower to receive (subject to the terms and provisions of this Agreement) a decimal share of the oil and gas produced from, or allocated to, such wells, units and/or tracts equal to not less than the decimal share set forth in Exhibit "A" in connection with such wells, units and/or tracts, and (ii) cause the Borrower to be obligated to bear a decimal share of the cost of exploration, development and operation of such wells, units and/or tracts of land not greater than the decimal share set forth in Exhibit "A" in connection with such wells, units and/or tracts, unless any increase in the Borrower's share of costs is accompanied by a pro-rata increase in the Borrower's share of revenue. Except as set forth in the instrument and agreements, if any, more particularly described in Exhibit "A" hereto, all such shares of production which the Borrower is entitled to receive, and shares of expenses which the Borrower is obligated to bear, are not subject to change, except for changes attributable to future elections by the Borrower not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable governmental authority.

         IV.8 Oil and Gas Contracts. Except as set forth on Schedule 4.08 attached hereto, the Borrower is not obligated, by virtue of any prepayment under any contract providing for the sale by the Borrower of Hydrocarbons which contains a "take-or-pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements", to deliver a material amount of Hydrocarbons produced from the Borrowing Base Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty (60) days, and in the case of gas, not in excess of ninety (90) days). Except as set forth on Schedule 4.08 attached hereto, the Borrowing Base Oil and Gas Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety (90) days' (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. The Borrowing Base Oil and Gas Properties are not subject to any gas sales contract that contains any material terms which are not customary in the industry within the region in which the Borrowing Base Oil and Gas Properties affected thereby are located. The Borrowing Base Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

         IV.9 Producing Wells. All producing wells located on the Borrowing Base Oil and Gas Properties have been, during all times that such were under the direction or control of the Borrower and, to the knowledge of the Borrower, at all other times, drilled, operated and produced in conformity with all applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Oil and Gas Properties.

         IV.10 Purchasers of Production. The persons who are purchasing the Borrower's interests in oil and gas produced from the Borrowing Base Oil and Gas Properties as of the calendar month during which the initial Loans are made hereunder are identified on Schedule 4.10 attached hereto.

         IV.11 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by the Borrower of this Agreement, the Notes, and the Security Instruments, or any other instrument contemplated hereby, the repayment by the Borrower of advances against the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrower of its obligations under any of the foregoing.

         IV.12 Environmental Laws. Except to the extent that the failure to do so would not have and would not be expected to have a Material Adverse Effect, the Borrower (a) is and has in the past been in compliance with all Environmental Laws and all permits, requests and notifications relating to health, safety or the environment applicable to the Borrower or any of its properties, assets, operations and businesses; (b) has obtained and adhered to and currently possesses all necessary permits and other approvals, including interim status under the Federal Resource Conservation and Recovery Act, necessary to store, dispose of and otherwise handle Hazardous Substances and to operate its properties, assets and businesses; (c) has reported, to the extent required by all federal, state and local statutes, Laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned and/or operated by the Borrower where any Hazardous Substance has been released, treated, stored or disposed of and (d) has not used, stored, or Released any Hazardous Substance in excess of amounts allowed by Environmental Law. There is (x) no location on any property currently or previously owned or operated by the Borrower where Hazardous Substances are known to have entered or are likely to enter into the soil or groundwater or such property, other than immaterial releases of oil or natural gas in the ordinary course of business none of which releases (i) either individually, or in the aggregate, has had or may be expected to have a Material Adverse Effect or (ii) has violated or may be expected to violate any Environmental Laws, except for any such violation that has not had and would not be expected to have a Material Adverse Effect, and (y) no on-site or off-site location to which the Borrower has released or transported Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which is or is likely to be the subject of any federal, state, local or foreign enforcement action or any investigation which could lead to any material claims against any such entity for any clean-up cost, remedial work, damage to natural resources, common law or legal liability, including, but not limited to, claims under Comprehensive Environmental Response, Compensation, and Liability Act. For the purposes of this Section, references to "the Borrower" shall include all predecessors, successors-in-interest of the Borrower; provided, that with respect to the Borrower's properties or assets, the foregoing representations as to predecessors and successors-in-interest are limited to the knowledge of the Borrower.

         IV.13 Compliance with Laws, Rules, Regulations and Orders. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, the Borrower and its Subsidiaries have each complied with all applicable Laws with respect to: (1) the conduct of its business; and (2) the use, maintenance, and operation of the Borrowing Base Oil and Gas Properties and personal properties owned or leased by it in the conduct of its business; except as expressly set forth on Exhibit "A" hereto, the Borrower and its Subsidiaries possess all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects as now conducted, and all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and the Borrower has no reason to believe that the Borrower or any of its Subsidiaries will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations.

         IV.14 Liabilities, Litigation and Restrictions. Except as disclosed in the Financial Statements, the Borrower and its Subsidiaries do not have any liabilities, direct or contingent, which may materially and adversely affect it, its business or assets. There is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the knowledge of the Borrower threatened against or affecting the Borrower or its Subsidiaries which might reasonably be expected to result in any material, adverse change in the Borrower or its Subsidiaries, or the business or assets of either. To the best of the Borrower's knowledge, no unduly burdensome restriction, restraint or hazard exists by contract or Law that would have a Material Adverse Effect.

         IV.15 Existing Indebtedness. All Indebtedness of the Borrower and any Subsidiary consisting of liability to repay borrowed money or to pay money to become due on capital leases as of the Closing is described in Schedule 4.15; and neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness.

         IV.16 Material Commitments. Except as described in Schedule 4.16 hereto and in filings made by Borrower with the Securities Exchange Commission, (a) neither the Borrower nor any Subsidiary has any material leases (other than oil and gas leases), contracts or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); (b) to the best of the Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which the Borrower or any Subsidiary is a party have complied with the provisions of such leases, contracts, and other commitments; and (c) to the best of the Borrower's knowledge, no party is in default under any thereof and no event has occurred that but for the giving of notice or the passage of time, or both, would constitute a default, except for defaults and events that have not had and would not be expected to have a Material Adverse Effect.

         IV.17 Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Notes to violate Regulations T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

         IV.18 Proper Filing of Tax Returns and Payment of Taxes Due. Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any material deficiency or additional assessment in connection with any taxes, assessments, or charges not provided for on its books.

         IV.19 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multi-Employer Plan; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         IV.20 Investment Company Act Compliance. Neither the Borrower nor any Subsidiary is directly or indirectly controlled by, or acting on behalf of, any, Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended.

         IV.21 Public Utility Holding Company Act Compliance. The Borrower is not a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         IV.22 Insurance. The Borrower maintains insurance with respect to the properties and business of the Borrower providing coverage for such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry. The insurance coverage reflected on the Certificate of Insurance attached hereto as Schedule 4.22 is in full force and effect, and all premiums due thereon have been paid.

         IV.23 Transaction Documents. Prior to the execution of the Second Amended Credit Agreement, Parent Borrower and Prior Subsidiary Borrower delivered to Administrative Agent and its special counsel, Porter & Hedges, L.L.P., true, correct and complete copies of all Transaction Documents (inclusive of all exhibits, schedules and amendments thereto) executed or to be executed by the parties thereto prior to or contemporaneously with the "Closing" of the Prior Merger Agreement (as defined in the Prior Merger Agreement). Each Borrower understands that Administrative Agent, the Banks and the LC Issuer have consented to each Borrower's performance of its obligations under the Transaction Documents only to the extent expressly set forth elsewhere herein, and to the extent that such consent is not expressly granted in this Agreement, performance of Borrower's obligations under the Transaction Documents is limited by the provisions of Section 6.17 hereof.

         IV.24 Material Misstatements and Omissions. No representation or warranty by or with respect to the Borrower or any Subsidiary contained herein or in any certificate or other document furnished by the Borrower or any Subsidiary pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         Each Borrower covenants so long as any Indebtedness of the Borrower to any Bank remains unpaid under this Agreement, or any Obligations of the Borrower to any Bank or the LC Issuer remain unsatisfied, or any Bank remains obligated to make advances hereunder, to:

         V.1 Use of Funds. Use funds advanced hereunder for the purposes of (A) refinancing existing debt owed to the Banks under the First Amended Credit Agreement, (B) funding the Closing of the Prior Merger Agreement, (C) funding acquisitions of Oil and Gas Properties, (D) funding Borrower's working capital needs, and (E) funding Borrower's other lawful corporate purposes.

         V.2 Maintenance and Access to Records. Keep adequate records in accordance with good accounting practices, of all of the transactions of the Borrower so that at any time, and from time to time, such records present fairly the financial condition of the Borrower which may be readily determined and, at the Administrative Agent's reasonable request, make all financial records and records relating to the Borrowing Base Oil and Gas Properties available for the Administrative Agent's inspection and permit the Administrative Agent to make and take away copies thereof.

         V.3 Quarterly Unaudited Financial Statements. Deliver to the Administrative Agent, on or before the forty-fifth (45th) day after the end of each calendar quarter, unaudited consolidated and consolidating Financial Statements of the Parent Borrower, as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Financial Statements shall be certified by the president or chief financial officer of the Parent Borrower, as being true and correct, subject to changes resulting from year-end audit adjustments.

         V.4 Annual Audited Financial Statements. Deliver to the Administrative Agent, on or before the one hundred twentieth (120th) day after the close of each fiscal year of the Borrower a copy of annual audited consolidated and consolidating Financial Statements of the Parent Borrower, together with the report and opinion thereon of KPMG or such other firm of independent certified public accountants acceptable to the Administrative Agent at its reasonable discretion.

         V.5 Compliance Certificate. At the time of delivery of the certified but unaudited Financial Statements pursuant to Section 5.03 above, and the delivery of the annual audited Financial Statements pursuant to Section 5.04 above, deliver to the Administrative Agent a Compliance Certificate.

         V.6 Statement of Material Adverse Change. Deliver to the Administrative Agent, promptly upon any officer of the Borrower having knowledge of any Material Adverse Change (or any event or circumstance that would result in any such Material Adverse Change), a statement of the President, Chief Financial Officer, or the Treasurer of the Borrower, setting forth the change in condition or event or circumstance likely to result in any such change and the steps being taken by the Borrower with respect to such change in condition or event or circumstance.

         V.7 Title Defects. Cure any title defects to the Borrowing Base Oil and Gas Properties material in value, in the reasonable opinion of the Administrative Agent, and, in the event any title defects are not cured in a timely manner, pay all related costs and fees incurred by the Administrative Agent for the account of the Banks to do so; provided, however, the Borrower may remove any of its Oil and Gas Properties from the determination of the Borrowing Base so long as the Indebtedness evidenced by the Revolving Notes is less than or equal to the Borrowing Base (determined by the Banks in accordance with Section 2.06 exclusive of such Oil and Gas Properties).

         V.8 Additional Information. Furnish to the Administrative Agent copies of all information, if any, filed with the Securities Exchange Commission by the Borrower and all information routinely provided by the Borrower to its shareholders, generally. Furnish to the Administrative Agent, promptly upon the Administrative Agent's reasonable request, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower, including, without limitation, information concerning title to any of the Borrowing Base Oil and Gas Properties.

         V.9 Compliance with Laws and Payment of Assessments and Charges. Materially comply with all applicable statutes and government regulations, including, without limitation, ERISA, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien other than a Permitted Encumbrance against its property, except any of the foregoing being contested in good faith and as to which accruals satisfactory to the Administrative Agent, in its reasonable discretion, have been provided.

         V.10 Maintenance of Existence and Good Standing. Maintain the Borrower's corporate existence and good standing in the jurisdiction of its organization, and maintain the Borrower's qualification and good standing in all other jurisdictions wherein the property now owned or hereafter acquired or business now or hereafter conducted by Borrower necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect on the Borrower.

         V.11 Further Assurances. Promptly cure any defects in the execution and delivery of this Agreement, the Notes, the Security Instruments, the Transfer Order Letters, or any other instrument referred to herein or executed in connection with the Notes, and upon the reasonable request of the Administrative Agent promptly execute and deliver to the Administrative Agent all such other and further instruments as may be reasonably required or desired by the Administrative Agent from time to time in compliance with the covenants and agreements made in this Agreement. Without limiting the generality of the foregoing, upon the reasonable request of the Administrative Agent, Borrower shall promptly execute and deliver to the Administrative Agent amendments of the Security Instruments existing under the Loan Agreement, the Original Credit Agreement, the First Amended Credit Agreement and the Second Amended Credit Agreement to provide that references in any of such Security Instruments to the Loan Agreement, the Original Credit Agreement, the First Amended Credit Agreement and/or the Second Amended Credit Agreement shall include references to this Agreement, as amended from time to time, and references in any such Security Instrument to any of the Existing Notes shall be amended to include references to the Notes delivered pursuant to this Agreement, and any further notes issued in substitution therefor or in renewal, extension, increase or rearrangement thereof.

         V.12 Initial Expenses of the Bank. Pay prior to or at Closing all documented reasonable fees and expenses of Porter & Hedges, L.L.P., the special legal counsel for the Administrative Agent incurred directly and solely in connection with the preparation of this Agreement, the Notes, the Security Instruments, the Transfer Order Letters, and any other instrument referred to herein or executed directly and solely in connection with the Notes, the satisfaction of the conditions precedent set forth in Article III of this Agreement and the consummation of the transactions contemplated in this Agreement.

         V.13 Subsequent Expenses of the Administrative Agent and the Arranger. Upon request, promptly reimburse the Administrative Agent and the Arranger and any Bank for all documented amounts reasonably expended, advanced or incurred by the Administrative Agent, the Arranger or any such Bank to collect the Notes or to enforce the rights of the Administrative Agent, the Arranger or such Banks under this Agreement, the Notes, the Security Instruments, the Transfer Order Letters, or any other instrument referred to herein or executed in connection with the Notes, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Administrative Agent and which amounts will include, but not be limited to, (a) all court costs, (b) reasonable attorneys' fees, (c) fees of auditors and accountants, (d) investigation expenses, (e) internal fees of the Administrative Agent's in-house legal counsel, (f) fees and expenses incurred in connection with the Administrative Agent's and any such Bank's participation as a member of the creditors committee in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction, (g) fees and expenses incurred in connection with lifting the automatic stay prescribed in Sections 362 Title 11 of the United States Code, and (h) fees and expenses incurred in connection with any action pursuant to Sections 1129 Title 11 of the United States Code, reasonably incurred by the Administrative Agent and/or any such Bank in connection with the collection of any sums due under this Agreement, together with interest at the Floating Rate per annum, calculated on a basis of a year of three hundred sixty (360) days on each such amount from the date of notification to the Borrower that the same was expended, advanced or incurred by the Administrative Agent and/or any such Bank until, but not including, the date it is repaid to the Administrative Agent or such Bank, with the obligations under this Section 5.13, surviving the non-assumption of this Agreement in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction and being binding upon the Borrower or a trustee, receiver or liquidator of any such party appointed in any such case.

         V.14 Maintenance of Tangible Property. Maintain all of its tangible property relating to the Borrowing Base Oil and Gas Properties in good repair and condition and make all necessary replacements thereof and operate such property in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a Material Adverse Effect on the Borrower or the value of any Borrowing Base Oil and Gas Property.

         V.15 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of the Borrower against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry and furnish to the Administrative Agent annually after the execution of this Agreement certificates evidencing such insurance.

         V.16 Inspection of Tangible Assets/Right of Audit. Permit any authorized representative of the Administrative Agent or any Bank to visit and inspect (at the risk of the Administrative Agent, such Bank and/or such representative) any tangible asset of the Borrower, and/or to audit the books and records of the Borrower during normal business hours, at the expense of the Administrative Agent or such Bank and during normal business hours following reasonable advance notice.

         V.17 Payment of Note and Performance of Obligations. Pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the Obligations provided to be performed and discharged hereunder.

         V.18 Borrowing Base. Maintain a Borrowing Base such that the amount of the Outstanding Credit Exposure will not, at any time other than during applicable grace periods expressly set forth elsewhere in this Agreement, exceed the Aggregate Commitment Amount.

         V.19 Compliance with Environmental Laws. To the extent necessary to avoid a Material Adverse Effect, comply with any and all requirements of Law, including, without limitation, Environmental Laws, (a) applicable to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Borrowing Base Oil and Gas Properties or any other property of the Borrower, or (b) applicable to the performance or conduct of its operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply with, and require all employees, crew members, agents, contractors and subcontractors (pursuant to appropriate contractual provisions) and future lessees (pursuant to appropriate lease provisions) of the Borrower while such Persons are acting within the scope of their relationship with the Borrower, to so comply with, all applicable requirements of Law, including, without limitation, applicable Environmental Laws, and other applicable requirements with respect to the property of the Borrower, and the operation thereof necessary or appropriate to enable the Borrower to fulfill its obligations under all applicable requirements of Law, including, without limitation, Environmental Laws, applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such property.

         V.20 Hazardous Substances Indemnification. INDEMNIFY AND HOLD THE ADMINISTRATIVE AGENT, THE ARRANGER AND THE BANKS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, OUT OF (a) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER OR FROM ITS PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, OR (b) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ITS PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER, OR ANY PREDECESSOR IN TITLE OR ANY EMPLOYEES, AGENTS, CONTRACTORS OR SUBCONTRACTORS OF THE BORROWER, OR ANY PREDECESSOR IN TITLE, OR ANY THIRD PERSONS AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY; WITH THE FOREGOING INDEMNITY FURTHER APPLYING TO ANY RESIDUAL CONTAMINATION ON OR UNDER THE PROPERTY OF THE BORROWER, OR ANY PROPERTY OF ANY OTHER PERSON, OR AFFECTING ANY NATURAL RESOURCES, AND TO ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, AND SURVIVING SATISFACTION OF ALL INDEBTEDNESS OF THE BORROWER TO THE ADMINISTRATIVE AGENT AND THE BANKS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL

SUCH INDEBTEDNESS HAS BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY PROPERTY OR THE CONVEYANCE OF ANY PROPERTY OF THE BORROWER IN LIEU THEREOF, PROVIDED THAT THE CLAIMS AND OTHER ACTIONS OF ANY KIND AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGER OR THE BANKS WHICH GIVE RISE TO SUCH INDEMNITY ARE NOT BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS AT THE TIME SUCH CLAIMS OR ACTIONS ARE INSTITUTED AND SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE ADMINISTRATIVE AGENT, THE ARRANGER OR THE BANKS WITH RESPECT TO THE RELEVANT PROPERTY SUBSEQUENT TO THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY BANK BECOMING THE OWNER OF, TAKING POSSESSION OF TO THE EXCLUSION OF THE BORROWER OR ASSUMING OPERATIONS OF ANY PROPERTY PREVIOUSLY OWNED BY THE BORROWER AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO, TAKING POSSESSION THEREOF OR ASSUMPTION OF OPERATIONS THEREON BY THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY BANK.

         V.21 Transactions with Affiliates. Conduct all transactions with any Affiliate of the Borrower on an arm's-length basis (provided that such transactions are otherwise permitted by the terms of this Agreement).

         V.22 Leases. Keep and continue all Leases comprising the Borrowing Base Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent the Borrower from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from the Borrower's failure to maintain such production as a reasonably prudent operator.

         V.23 Operation of Borrowing Base Oil and Gas Properties. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrowing Base Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a good and workmanlike manner in accordance with the best usage of the field and in accordance with all Laws of the State in which the Borrowing Base Oil and Gas Properties are situated and the United States of America, as well as all rules, regulations, and Laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Borrowing Base Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating the Borrower in any way with respect to the Borrowing Base Oil and Gas Properties; but nothing herein shall be construed to empower the Borrower to bind the Administrative Agent or any Bank to any contract obligation, or render the Administrative Agent or any Bank in any way responsible or liable for bills or obligations incurred by the Borrower.

         V.24 Assignments. Upon request of the Administrative Agent, execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to the Borrower monies or accounts arising in connection with any of the following matters: (a) any oil, gas or mineral production from the Borrowing Base Oil and Gas Properties; (b) any gas contracts, processing contracts or other contracts relating to the Borrowing Base Oil and Gas Properties; or (c) the operation of or production from any part of the Borrowing Base Oil and Gas Properties.

         V.25 Change of Purchasers of Production. On or before each anniversary of the Closing, and at any other time that the Administrative Agent may so request in writing, the Borrower shall notify the Administrative Agent in writing of the identity and address of each then-current purchaser of production from the Borrowing Base Oil and Gas Properties and, if requested by the Administrative Agent, shall provide the Administrative Agent with Transfer Order Letters executed by the Borrower and addressed to such purchasers of production.

         V.26 Payment of Taxes, Etc. Pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it any of its Subsidiaries, or on any of their respective property, or which it or they are required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books, provided, however, that the Borrower and its Subsidiaries shall each pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent.

         V.27 Notice of Litigation. Give immediate notice to the Administrative Agent of: (1) any litigation or proceeding in which it or any of its Subsidiaries is a party if an adverse decision therein would require it or any of its Subsidiaries to pay more than $1,000,000.00 in the aggregate or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving the Borrower or any of its Subsidiaries that might materially and adversely affect its operations, financial condition, property, or business prospects.

         V.28 Notice of Events of Default. Notify the Administrative Agent immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default or if it becomes aware of any Material Adverse Change (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or of the failure of the Borrower to observe any of its undertakings hereunder or under the Security Instruments.

         V.29 Notice of Change of Principal Offices. Notify the Administrative Agent thirty (30) days in advance of any change in the location of the principal offices of Borrower or any of its Subsidiaries.

         V.30 Employee Benefit Plans. Fund its Plan(s) in accordance with no less than the minimum funding standards of 29 U.S.C.A. Sections 1082 (Section 302 of ERISA); furnish the Administrative Agent, promptly after the filing or receiving of the same, with copies of any reports or other statements filed with, or notices or other communications received from, the United States Department of Labor, the PBGC, or the Internal Revenue Service with respect to any such Plan;

promptly advise the Administrative Agent of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action the Borrower proposes to take with respect thereto; and promptly advise the Administrative Agent when the Borrower knows or has reason to believe that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any such Plan and the action the Borrower proposes to take with respect thereto.

         V.31 Payment of Obligations. Promptly pay (or renew and extend) all of its Indebtedness as it becomes due (subject to any restrictions on the payment of Subordinated Debt in the subordination provisions applicable thereto), unless such Indebtedness is contested in good faith by appropriate proceedings.

         V.32 Delivery of Amendments and/or Ratifications of Security Instruments. Execute and deliver to Administrative Agent, for the benefit of the Banks and the LC Issuer, within thirty (30) days from the Closing, such Amendments and/or Ratifications to the existing Security Instruments as Administrative Agent may reasonably request in order to confirm that: (a) the Borrowing Base Properties and other assets acquired by Parent Borrower from Prior Subsidiary Borrower pursuant to the Current Merger Agreement continue to be subject to the Security Instruments executed by Prior Subsidiary Borrower and are ratified, adopted and confirmed by Parent Borrower; and (b) any Borrowing Base Properties and other assets that are conveyed from Parent Borrower to either of the current Subsidiary Borrowers continue to be subject to the Security Instruments previously executed by Parent Borrower and are ratified, adopted and confirmed by each current Subsidiary Borrower that has acquired title to such Borrowing Base Properties and other assets.

         V.33 Pledge of Restructure Note. Cause Delaware EPL of Texas, LLC, within thirty (30) days from the Closing, to: (a) execute and deliver to Administrative Agent for the benefit of the Banks and the LC Issuer a collateral pledge of the Restructure Note in such form as Administrative Agent may reasonably request, and (b) endorse and deliver the Restructure Note to Administrative Agent pursuant and subject to the terms of such collateral pledge.

         V.34 Delivery of Legal Opinion. Cause Borrower's outside counsel, Jackson Walker L.L.P., to deliver to Administrative Agent, within thirty (30) days from the Closing, a legal opinion or opinions addressed to Administrative Agent, the Banks, the Arranger and the LC Issuer, in form and substance reasonably satisfactory to the Administrative Agent, covering, among other matters reasonably requested by Administrative Agent or its counsel, the matters addressed in Sections 4.01, 4.02, 4.03, 4.14, 4.17, 4.20 and 4.21 hereof, such legal opinion to have substantially the same form and content as the legal opinion delivered in satisfaction of the conditions to Closing set forth in the Second Amended Credit Agreement, adjusted as appropriate to address the Loan Documents and Borrower as defined in this Agreement.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

         Without the prior written consent of the Administrative Agent and the Required Banks and so long as any part of the principal or interest on the Notes shall remain unpaid or any Bank remains obligated to make advances hereunder, each Borrower covenants that it will not:

         VI.1 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities except Permitted Indebtedness.

         VI.2 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person, except: (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business, (b) the intercompany loan from Parent Borrower to EPL Pipeline L.L.C. in an amount not to exceed $1,300,000.00, (c) the intercompany Indebtedness owed by either Borrower to the other as described in subsection (K) of the definition of Permitted Indebtedness set forth in this Agreement, and (d) other loans or advances not exceeding $1,000,000, in the aggregate, at any time outstanding.

         VI.3 Mortgages or Pledges of Assets. Create, incur, assume or permit to exist, any mortgage, pledge, security interest, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired), except for Permitted Encumbrances.

         VI.4 Sales of Assets. Except for Permitted Asset Sales, sell, lease, assign, transfer or otherwise dispose of, in one or any series of related transactions, all or any portion of its Oil and Gas Properties or other material assets, whether now owned or hereafter acquired, including transfers to Subsidiaries, nor enter into any arrangement, directly or indirectly, with any Person to sell and rent or lease back as lessee such property or any part thereof which is intended to be used for substantially the same purpose or purposes as the property sold or transferred.

         VI.5 Dividends. Declare or pay any distribution on any capital stock of Borrower, with the exception of dividends coming due pursuant to the terms of the Buyer Preferred Stock if no Event of Default or Unmatured Event of Default exists at the time of the payment of such dividends and no Event of Default or Unmatured Event of Default would occur under any other provision of this Agreement as the result of the payment of such dividends.

         VI.6 Payment of Accounts Payable. Allow any account payable to remain unpaid more than sixty (60) days after due date, except such as are (i) being contested in good faith and as to which adequate provision or accrual has been made, or (ii) the subject of usual and customary review and evaluation.

         VI.7 Cancellation of Insurance. Allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal thereof.

         VI.8 Investments. Make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any other Person, if the result of such action would impair the ability of the Borrower to perform any of its Obligations pursuant to this Agreement, including, without limitation, the obligation to repay the Indebtedness evidenced by the Notes, except that the Borrower may invest in instruments that are investment grade, short-term commercial paper.

         VI.9 Changes in Structure or Business. Consolidate or merge with or purchase (for cash or securities) all or substantially all of the assets or capital stock of any corporation, firm, association or enterprise, or allow any such entity to be merged into the Borrower, or change the basic business operations of the Borrower, unless all of the following conditions are satisfied: (a) Borrower has provided Administrative Agent complete and detailed information relating to such merger or purchase at least fifteen (15) days in advance thereof, (b) Borrower is the survivor of such merger or the acquiror in any such purchase, and (c) such merger or purchase will not otherwise constitute or result in an Event of Default or Unmatured Event of Default under any other provisions of this Agreement.

         VI.10 Pooling or Unitization. Voluntarily pool or unitize all or any part of the Borrowing Base Oil and Gas Properties where the pooling or unitization would result in the diminution of the Borrower's net revenue interest in production from the pooled or unitized lands, without the Required Banks' prior consent, which will not be unreasonably withheld. Any unitization, pooling or communitization or other action or instrument in violation of this
Section 6.11 shall be of no force or effect against any Bank.

         VI.11 Hedge Agreements. Except for Permitted Hedge Agreements, enter into or become obligated under any contract for sale for future delivery of Hydrocarbons other than normal production contracts entered into in the Borrower's normal course of business (whether or not the subject Hydrocarbons are to be delivered), forward contract, Hedging Agreement, futures contract or any other similar agreement, without the prior written consent of the Required Banks, acting in their discretion.

         VI.12 Capital Stock of Borrower. Neither the Borrower nor any Subsidiary will: (a) issue, redeem, purchase, retire or otherwise acquire for value any of its capital stock or grant, issue, purchase, retire or otherwise acquire for value any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, or (b) permit any transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of the Borrower or any Subsidiary, without the prior written consent of the Required Banks, acting in their discretion; except for the issuance or transfer of the Borrower's or any of its Subsidiaries' capital stock which does not result in a Change of Control or otherwise constitute or result in an Event of Default or an Unmatured Event of Default under any other provisions of this Agreement.

         VI.13 Margin Stock. Neither the Borrower nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

         VI.14 Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $137,000,000.00, plus 50% of Borrower's positive consolidated Net Income, if any, accrued during each calendar quarter subsequent to September 30, 2001, calculated cumulatively as of the end of each fiscal quarter of Borrower beginning with the quarter ending December 31, 2001, with no reduction for negative Net Income during any such quarter, and 100% of any increase in Stockholders Equity resulting from the sale or issuance of stock in Parent Borrower subsequent to September 30, 2001.

         VI.15 Current Ratio. Permit as of the end of any fiscal quarter its Current Ratio to be less than 1.10 to 1.00.

         VI.16 EBITDAX to Interest Ratio. Permit, as of the end of any fiscal quarter, the ratio of EBITDAX to Borrower's total interest expense on all Indebtedness to be lesser than 5.0 to 1.0, calculated on a rolling four-quarter basis.

         VI.17 Performance of Transaction Documents. Perform Borrower's obligations under any of the Transaction Documents at any time if to do so would cause or result in an Event of Default or an Unmatured Event of Default under any other provision of this Agreement, or if at the time such performance is to occur an Event of Default or Unmatured Event of Default has occurred and is continuing under this Agreement, unless Administrative Agent grants its prior written consent thereto on behalf of the Banks in accordance with Section 9.13.

         VI.18 Amendment of Transaction Documents. Amend any of the Transaction Documents or waive or seek a waiver of any of the material obligations thereunder, unless the Administrative Agent grants its prior written consent thereto on behalf of the Banks in accordance with Section 9.13; provided, however, that the Banks hereby consent to Parent Borrower's amendment of the Earnout Agreement in accordance with the terms of the First Amendment thereto that was distributed to the Banks with Parent Borrower's October 23, 2002, letter regarding "Amendment of Earnout Agreement dated January 15, 2002 . . .."


                                  ARTICLE VII.

                                EVENTS OF DEFAULT

         VII.1 Enumeration of Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein:

                           (a) Default shall be made by the Borrower in the payment of any installment of principal or interest (including, without limitation, any mandatory prepayments payable pursuant to either Section 2.07 or 2.08 of this Agreement) on the Notes, any LC Fee or any other monetary obligation (other than Reimbursement Obligations) payable hereunder when due, including without limitation, any other fee due to Administrative Agent, LC Issuer or any Bank hereunder within five (5) days after such payment was due, or in the payment of any Reimbursement Obligation within one Business Day after the same becomes due;

                           (b) Default shall be made by the Borrower in the due observance or performance of any affirmative covenant required in this Agreement, the Notes, the Facility LC Applications or the Security Instruments and such default continues for more than thirty
                                    (30) days after the earlier of: (i) Borrower having knowledge thereof, or (ii) Borrower receiving written notice thereof from the Administrative Agent;

                           (c) Default shall be made by the Borrower in the due observance or performance of any negative covenant required in this Agreement, the Notes, the Facility LC Applications or the Security Instruments;

                           (d) Any representation or warranty herein made by the Borrower proves to have been untrue in any respect material to the Borrower, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Borrower to the Administrative Agent in connection herewith proves to have been untrue in any respect material to the Borrower as of the date the facts therein set forth were stated or certified;

                           (e) Default shall be made by the Borrower (as principal or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the forgoing, relating to any Indebtedness in an aggregate amount of One Million Dollars
                                    ($1,000,000.00) or more, and such default shall remain unremedied for in excess of the period of grace, of any, with respect thereto.

                           (f) The Borrower (i) discontinues its usual business or applies for or consents to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, or (ii) files a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States the State of Texas or any other jurisdiction, or (iii) makes a general assignment for the benefit of creditors, or
                                    (iv) is unable, or admits in writing its inability to pay its debts generally as they become due, or (v) files an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Texas or any other jurisdiction;

                           (g) An order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Texas or any other jurisdiction, approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and the failure to have such order, judgment or decree dismissed within thirty
                                    (30) days of its entry;

                           (h) the Borrower has concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or has made or suffered a transfer of any of its property which would be characterized as a fraudulent conveyance under bankruptcy or similar Laws; or has made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or has suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

                           (i) the Liens under the Security Instruments cease to be perfected or cease to be first priority Liens subject to only Permitted Encumbrances; or

                           (j) Borrower has defaulted in its obligations under any Transaction Document and any other party to such Transaction Document under which a default has occurred initiates any action to pursue its remedies resulting from such default or gives notice of its intent to do so.

         VII.2 Rights Upon Unmatured Event of Default. At any time that there exists an Unmatured Event of Default, any obligation of the Banks and the LC Issuer to make Credit Extensions shall be suspended unless and until the Administrative Agent, with the approval of the Required Banks and the LC Issuer, shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Administrative Agent, with approval of the Required Banks and the LC Issuer or the relevant Unmatured Event of Default shall have been remedied prior to ripening into an Event of Default.

         VII.3 Rights Upon Default. Upon the happening of an Event of Default specified in Subsections 7.01 (f) or (g), the obligations of the Banks and the LC Issuer to make Credit Extensions hereunder shall automatically terminate and all Obligations then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable without any election or action on the part of the Administrative Agent, any Bank or the LC Issuer. Upon the happening and during the continuation of any other Event of Default, the Administrative Agent may, or upon the request of the Required Banks subject to
Section 9.13, the Administrative Agent shall terminate or suspend the obligations of the Banks and the LC Issuer to make Credit Extensions hereunder, or declare the Obligations to be immediately due and payable, or both, and upon such declaration with respect to the Obligations they shall become immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower.

         If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Banks and LC Issuer to make Credit Extensions hereunder as the result of any Event of Default (other than any Event of Default specified in subsections 7.01(f) or (g)) and before any judgement or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall direct with respect to the Obligations relating to the Loans or the LC Issuer (in its sole discretion) shall direct with respect to Obligations relating to Facility LCs, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         VII.4 Remedies. After any acceleration, as provided for in Section 7.03, the Administrative Agent, the Banks and the LC Issuer shall have, in addition to the rights and remedies given them by this Agreement and the Security Instruments, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Borrowing Base Oil and Gas Properties may be located. Without limiting the generality of the foregoing, the Administrative Agent may, or upon the request of the Required Banks shall, immediately without demand of performance and without other notice (except as specifically required by this Agreement or the Security Instruments) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Harris County, Texas, or in any other place where the Borrowing Base Oil and Gas Properties may be located, or in such other place or places as the Administrative Agent may designate, the whole or, from time to time, any part of the Borrowing Base Oil and Gas Properties, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Borrowing Base Oil and Gas Properties all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five (5) days before the time of any public sale or of the time after which any intended private sale or other disposition of the Borrowing Base Oil and Gas Properties is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, documents evidencing its ownership of the Borrowing Base Oil and Gas Properties and such other documents or items as the Administrative Agent may reasonably request at such place or places as the Administrative Agent shall designate. At any such sale or other disposition, the Administrative Agent and/or any Bank, to the extent permissible under applicable Laws, may purchase the whole or any part of the Borrowing Base Oil and Gas Properties, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Administrative Agent for the benefit of the Banks under this paragraph, the Administrative Agent may, to the full extent permitted by the applicable Laws:

                  (A) Enter upon the premises of the Borrower (and, to the extent necessary in the judgment of the Administrative Agent, exclude therefrom the Borrower or any Affiliate thereof) and take immediate possession of the Borrowing Base Oil and Gas Properties, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

                  (B) At the Administrative Agent's option, use, operate, manage, and control the Borrowing Base Oil and Gas Properties in any lawful manner;

                  (C) Collect and receive all rents, income, revenue, earnings, issues, and profits therefrom for the benefit of the Banks; and

                  (D) Maintain, repair, renovate, alter, or remove the Borrowing Base Oil and Gas Properties as the Banks may determine in their discretion.

         VII.5 Right of Set-off. Upon the occurrence of any Event of Default, each Bank may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether such Bank may have exercised any other rights that they have or may have with respect to such Obligations, including, without limitation, any acceleration rights. Each Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 7.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

         VIII.1 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, as between the Administrative Agent and the Banks, shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes such Administrative Agent to personal liability or which is contrary to this Agreement, the other Loan Documents or applicable law.

         VIII.2 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Administrative Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this
Section 8.02 resulting from their sole ordinary or contributory negligence). Without limitation of the generality of the foregoing, the Administrative Agent:
(i) may treat the payee of each Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrower or any of its Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) except as otherwise expressly


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


provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents or to inspect the property (including the books and records) of Borrower and its Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (vii) the provisions of this Section 8.02 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

         VIII.3 The Administrative Agent and Affiliates. With respect to its Commitment, the Credit Extensions made by it and the Note issued to it as a Bank, the Administrative Agent shall have the same rights and powers under this Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, any of its respective Subsidiaries and any Person who may do business with or own securities of Borrower, any of its respective Subsidiaries, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Banks.

         VIII.4 Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Financial Statements referred to in Section 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         VIII.5 Administrative Agent's Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the other Loan Documents unless indemnified to the Administrative Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or (ii) if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations,

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


losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents (including, without limitation, any action taken or omitted under Article II of this Agreement); provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.05, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Administrative Agent's ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by Borrower. The provisions of this Section 8.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

         VIII.6 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and Borrower and may be removed as Administrative Agent under this Agreement and the other Loan Documents at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks with the concurrence of Borrower shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and with the concurrence of Borrower, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder and under the other Loan Documents, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         VIII.7 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Bank or Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative

Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to Borrower. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Unmatured Event of Default or Event of Default as provided in Section 8.01 and Section 8.02.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         IX.1 Security Interests in Deposits and Right of Offset or the Banker's Lien. The Borrower hereby transfers, assigns, pledges and grants to each Bank a security interest (as security for the payment and/or performance of the Obligations of the Borrower, with such interest of each Bank to be retransferred, reassigned and/or released by such Bank at the expense of the Borrower upon payment in full and/or complete performance by the Borrower of all such Obligations) and the right, exercisable at such time as any obligation hereunder shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds or other property of the Borrower now or hereafter or from time to time on deposit with or in the possession of such Bank, including, without limitation, all certificates of deposit and other depository accounts.

         IX.2 Survival of Representations, Warranties and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and this Agreement and shall remain in force and effect so long as any debt is outstanding under the Notes, or any renewal or extension of this Agreement or the Notes, or the Banks remain obligated to make advances hereunder.

         IX.3 Notices and Other Communications. Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, facsimile, telex, telegram or hand):

                  (A)      If to the
                           Borrower:        ENERGY PARTNERS, LTD.
                                            201 St. Charles Avenue, Suite 3400
                                            New Orleans, Louisiana 70170-3400
                                            Attention: Chief Executive Officer


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

                           with a copy
                           to:              Evercore Partners
                                            65 East 55th Street, 33rd Floor
                                            New York, New York 10022
                                            Attn: Austin M. Beutner

                  (B)      If to the
                           Administrative
                           Agent or
                           the Banks:       BANK ONE, NA
                                            910 Travis, 6th Floor
                                            Houston, Texas 77002
                                            Attention: Stephen M. Shatto

         Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

         IX.4 Parties in Interest. All covenants and agreements herein contained by or on behalf of the Borrower shall be binding upon the Borrower and its successors and assigns and inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns.

         IX.5     Successors and Assigns; Participation; Purchasing Banks.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

                  (b) Each Bank may, without the consent of Borrower, sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Notes held by
         it); provided, however, that (i) the selling Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged,
         (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) the selling Bank shall remain the holder of its Note(s) for all purposes of this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that



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


         such amendment, waiver or consent would reduce to the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any regularly scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (c) With the prior written consent of Borrower and the Administrative Agent, each Bank may assign to one or more banks or other entities (a "Purchasing Bank"), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) after giving effect to such assignment, the Purchasing Bank's Commitment must be at least $5,000,000 (either solely as the result of such assignment or as the result of multiple assignments from two or more assigning Banks), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent a Commitment Transfer Supplement together with any Notes subject to such Commitment Transfer Supplement, (iv) the assigning Bank shall pay to Administrative Agent an assignment fee of $3,500, (v) an assigning Bank shall not assign a portion of such Bank's Commitment in an amount less than an amount equal to the lesser of such Bank's Commitment hereunder and $2,500,000 and (vi) if the assigning Bank has retained any Commitment hereunder, such assigning Bank's Commitment shall be at least $5,000,000 after giving effect to such assignment. Upon such execution and delivery, from and after the effective date specified in each Commitment Transfer Supplement, which effective date shall be at least five Business Days after the execution thereof (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent herein provided in such, have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of a Commitment Transfer Supplement covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Percentage Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents.

                  (d) The Administrative Agent shall maintain at its office a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment Amount of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the


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


         Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Bank and a Purchasing Bank together with any Notes subject to such Commitment Transfer Supplement and the written consent to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and Borrower. Within five (5) Business Days after receipt of such notice, Borrower shall, at its own expense, execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, replacement Notes dated as of the effective date of such surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the assigning Bank has retained any Commitment hereunder, replacement Notes dated as of the effective date of the surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of the assigning Bank in an amount equal to the Commitment of such assigning Bank retained by it hereunder. Such replacement Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Contemporaneously with the delivery of the replacement Notes, the canceled Notes shall be returned to Borrower marked "Replaced."

                  (f) Each Bank agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Banks and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Bank, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Bank is a party,
         (vi) to such Bank's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by this Section. Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or any other Subsidiary of Borrower furnished to such Bank by or on behalf of Borrower or any other Subsidiary of Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrower and any of its Subsidiaries received from such Bank to the same extent as required by this Section.


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


                  (g) Assignment to Federal Reserve Bank. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

         IX.6 Renewals and Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, amendment, modification or rearrangement of any part of the Indebtedness originally represented by the Notes.

         IX.7 No Waiver by the Administrative Agent, the Banks or the LC Issuer. No course of dealing on the part of the Administrative Agent, the Banks or the LC Issuer, their officers or employees, nor any failure or delay by the Administrative Agent, any Bank or the LC Issuer with respect to exercising any of its rights, powers or privileges under this Agreement, the Notes, the Facility LC Applications, the Security Instruments, or any other instrument referred to herein or executed in connection with the Notes shall operate as a waiver thereof. The rights and remedies of the Administrative Agent, the Banks and the LC Issuer under this Agreement, the Notes, the Facility LC Applications, the Security Instruments, or any other instrument referred to herein or executed in connection with the Notes shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         No Credit Extensions hereunder shall constitute a waiver of any of the covenants or warranties of the Borrower contained herein or of any of the conditions to the Banks' or the LC Issuer's obligation to make further Credit Extensions hereunder. In the event that the Borrower is unable to satisfy any such covenant, warranty or condition, no such Credit Extension shall have the effect of precluding the Banks or the LC Issuer from thereafter declaring such inability to be an Event of Default as hereinabove provided.

         IX.8 Waiver, Release, and Indemnification by the Borrower. To the maximum extent permitted by applicable Laws, the Borrower:

                  (A) Waives (1) protest of all commercial paper at any time held by any Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in Section 7.03, before exercise by Administrative Agent, any Bank or the LC Issuer of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by Administrative Agent, any Bank or the LC Issuer;

                  (B) Releases Administrative Agent, each Bank and the LC Issuer and their respective officers, employees, directors, attorneys, and agents (collectively, the "Bank

         Parties") from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence; and

                  (C) Agrees to indemnify and hold the Bank Parties harmless from and against all claims, damages, liabilities and expenses, known or unknown, accrued and unaccrued, unless attributable to the Bank Parties' own gross negligence or willful misconduct, that may now or hereafter be asserted against any of the Bank Parties in connection with or arising out of any investigation, litigation or proceeding directly or indirectly relating to or arising out of any of the transactions contemplated by this Agreement.

         IX.9 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         IX.10 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

         IX.11 Survival Upon Unenforceability. In the event any one or more of the provisions contained in this Agreement, the Notes, the Security Instruments, or in any other instrument referred to herein or executed in connection with the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or of any other instrument referred to herein or executed in connection herewith.

         IX.12 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Administrative Agent, the Banks, the LC Issuer and Borrower and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that any Bank will refuse to make advances in the absence of strict compliance with any or all thereof. Any or all of such provisions may be freely waived in whole or in part by the Administrative Agent, the Banks and the LC Issuer at any time if in their discretion they deem it advisable to do so.

         IX.13 Amendments or Modifications. Subject to the provisions of this Section, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Borrower hereunder or waiving any Event of Default hereunder; provided, however, that:

         (a) no such supplemental agreement shall, without the consent of all of the Banks:

                  (i) Extend the final maturity of any Loan, postpone any regularly scheduled payment of principal of any Loan, forgive all or any portion of the principal

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
                           amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (ii) Reduce the percentage specified in the definition of Required Banks.

                  (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Sections 2.07 or 2.08, or increase the Aggregate Commitment Amount or the Commitment of any Bank hereunder, or permit the Borrower to assign its rights under this Agreement.

                  (iv) Amend the requirement that the Borrowing Base may be increased only with the consent of all Banks.

                  (v) Release any guarantor of any Loan or, except as provided in the Security Instruments, release all or substantially all of the Borrowing Base Oil and Gas Properties.

                  (vi) Grant consent pursuant to Section 6.18 of this Agreement to amend the Earnout Agreement, the Buyer Registration Rights Agreement or the terms of any Buyer Preferred Stock or Buyer Senior Subordinated Notes.

                  (vii) Grant consent pursuant to Section 6.17 of this Agreement for Borrower to prepay any cash obligation owed under any of the Transaction Documents, in whole or in part, or to make any other cash payments pursuant to the terms of any of the Transaction Documents, to the extent such cash payments are not otherwise permitted pursuant to the express terms of this Agreement.

                  (viii)   Amend this Section 9.13.

         (b) So long as any Bank is obligated for a Commitment Amount that exceeds one-third of the Aggregate Commitment Amount, then solely for purposes of directing the Administrative Agent to declare the Obligations to be immediately due and payable pursuant to Section 7.03 of this Agreement, "Required Banks" shall mean, at any time, Banks holding more than fifty percent (50%) of the Aggregate Commitment Amount or, if the Aggregate Commitment Amount has been terminated, Banks having at least fifty percent (50%) of the Aggregate Outstanding Credit Exposure.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         IX.14 Agreement Construed as an Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

         IX.15 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

         IX.16 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTES, THE FACILITY LC APPLICATIONS, THE SECURITY INSTRUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, UNLESS SUCH PRIOR AGREEMENT IS EXPRESSLY CONTINUED IN EFFECT UNDER THE TERMS HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IX.17 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of the Notes, the Facility LC Applications, the Security Instruments or any other instrument referred to herein or executed in connection with the Notes, the provisions of this Agreement shall control; provided if any of the Facility LC Applications or Security Instruments contain any representations, warranties, or covenants of the Borrower that are in addition to or are more restrictive on the Borrower than those set forth in this Agreement, such additional or more restrictive representations, warranties, and covenants shall control.

         IX.18 Time, Place and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made in immediately available funds; shall be deemed received by the Administrative Agent on the next Business Day following receipt if such receipt is after 4:00 p.m., on any Business Day, and shall be made at the principal banking quarters of the Administrative Agent in Houston, Texas.

         IX.19 Termination. This Agreement and the Aggregate Commitment Amount may be canceled by the Borrower without premium or penalty prior to the Facility Termination Date upon at least thirty (30) days' prior written notice, provided, that the Obligations that are then due and payable are paid and performed in full to the satisfaction of the Administrative Agent and the Banks; provided, however that any such cancellation hereunder shall not terminate any obligations, representations or warranties of the Borrower to the Administrative Agent and/or the Banks hereunder and under other Loan Documents that survive beyond the Facility Termination Date.

Upon the earlier to occur of the (i) the Facility Termination Date, and (ii) cancellation of this Agreement and the Aggregate Commitment Amount prior thereto in accordance with this Section 9.19 and upon payment and performance in full of the Obligations that are due and payable to the satisfaction of the Banks, the Administrative Agent agrees, at the Borrower's request and sole cost and expense, to execute and deliver any such lien release documents and other documentation reasonably requested by the Borrower to release or terminate the Administrative Agent's liens and security interests hereunder and under the other Loan Documents.

         IX.20 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Security Instruments or to the transactions contemplated hereby.

         IX.21 Counterpart Execution. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

         IX.22 Loan Documents Subject to Other Agreements. Administrative Agent and each Bank hereby acknowledge that they are aware of the terms and provisions of that certain Farmout Agreement and those four certain Partial Assignments of Operating Rights described in the Consent Letter dated June 9, 1999 from Borrower to Chevron U.S.A. Inc. and Kewanee Industries, Inc., and executed by Kewanee Industries, Inc. on June 11, 1999 and by Chevron U.S.A. Inc. on June 17, 1999. In reliance on that certain Officer's Certificate of the president of Borrower dated June 23, 1999 relating to such Consent Letter, which Borrower agrees Administrative Agent and each Bank are entitled to rely on, Administrative Agent and each Bank agree and acknowledge that this Agreement and all other Loan Documents, insofar as they pertain to the Oil and Gas Properties covered by the foregoing Farmout Agreement and Assignments, shall be subject and subordinate to any existing liens, encumbrances or privileges in favor of Chevron or Kewanee by operation of law or such agreements between Borrower and such parties. Administrative Agent and each Bank also acknowledge that this Agreement and all of the Loan Documents are subject to the terms and provisions of that certain Asset Purchase Agreement (the "Purchase Agreement") dated June 23, 1998, effective April 1, 1998, executed by and between Shell Offshore Inc., et al., Borrower and Union Oil Company of California d/b/a Spirit Energy 76 ("Spirit"), insofar as this Agreement and the Loan Documents pertain to the Oil and Gas Properties covered by such Purchase Agreement. Certain of the Borrowing Base Oil and Gas Properties were assigned to Borrower pursuant to certain assignments from Ocean Energy, Inc. ("Ocean") to Borrower executed and delivered on March 31, 2000 and made effective as of 7:00 a.m. Lafayette, Louisiana time on January 1, 2000. Each of such assignments contains a provision which requires that each subsequent sale, assignment, sublease, transfer, alienation, mortgage, security interest and encumbrance be made subject to the covenants, terms, conditions, exceptions, obligations, indemnities and reservations contained in the Purchase and Sale Agreement between Ocean and Borrower dated effective as of the Effective Time regarding the East Bay Complex (the "Purchase and Sale Agreement"). This Agreement and all other Loan Documents, insofar as they pertain to the properties covered by the Purchase and Sale Agreement, specifically hereby reference and are made subject to said Purchase and Sale Agreement and the covenants, terms, conditions, exceptions, obligations, indemnities and reservations contained therein. Any subsequent sales, assignments, subleases, transfers or other alienations pursuant to this Agreement or any of the Loan Documents shall specifically provide that such vendees, assignees, sublessees, transferees, or grantees acquiring under such instruments expressly assume the Buyer's Assumed Obligations (as defined in the Purchase and Sale Agreement) and all other obligations of Buyer under the Purchase and Sale Agreement to the extent of the interest acquired.

         IX.23 Power of Attorney. To the fullest extent permitted by Law and until this Agreement is terminated in accordance with Section 9.19 hereof, Borrower hereby appoints Administrative Agent as its attorney-in-fact (without requiring the Administrative Agent to act as such) to execute any Security Instrument in the name of the Borrower, and to perform all other acts that the Administrative Agent deems appropriate to perfect and continue its liens, security interests, and other rights in, and to protect and preserve, the Borrowing Base Oil and Gas Properties and other collateral covered by or described in (or, as evidenced by this Agreement, intended to have been covered by) any of the Security Instruments, but only to the extent required of Borrower under the terms of this Agreement.

         IX.24 Subordination of Intercompany Debt. The term "SUBORDINATED INTERCOMPANY DEBT" as used in this Section shall mean and include any and all indebtedness, liabilities and obligations of either Borrower to the other, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by any Borrower, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of any Borrower to any other Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by any Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of any Borrower to any other Borrower arising out of any operating agreement, management agreement or similar agreement between Parent Borrower and Subsidiary Borrower. The term "SENIOR DEBTS" as used in this Section shall mean and include any and all indebtedness, liabilities and obligations of Borrower to the Banks or LC Issuer, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Banks or LC Issuer, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Banks or LC Issuer as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and including, without limitation, all Obligations, as that term is defined in this Agreement. During such time as any Senior Debts remain unpaid and an Event of Default or Unmatured Event of Default has occurred and is continuing, neither Borrower will ask for, demand, sue for, take, receive or accept from the other Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Intercompany Debt, nor present any instrument evidencing the Subordinated Intercompany Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument), unless the advance written consent or written demand to do so has been received by such Borrower from Administrative Agent on behalf of the Banks. In the event any Borrower shall receive any payments, distributions, property, security or proceeds on account of the Subordinated Intercompany Debt, which such Borrower is not entitled to receive under the provisions this Section, such Borrower will hold any amount so received in trust for the Banks and LC Issuer, as applicable, and will forthwith turn over such payment to Administrative Agent in the form received by such Borrower (together with any necessary endorsement) to be applied on the Senior Debts and any such sums paid to Administrative Agent by such Borrower shall not be deemed to reduce or extinguish the Subordinated Intercompany Debt of one Borrower to the other. No Borrower shall commence any action or proceeding against any other Borrower to recover all or any part of the Subordinated Intercompany Debt or join with any other creditor, unless Banks and LC Issuer shall also join, in bringing any proceedings against such other Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Debts shall have been paid in full. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of any Borrower, the other Borrower will at Bank's request promptly and expeditiously file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of such Borrower in respect of the Subordinated Intercompany Debt and will hold in trust for Banks and LC Issuer, as applicable, and pay over to Administrative Agent in the form received (together with any necessary endorsement), to be applied on the Senior Debts, any and all monies, dividends or other assets received in any such proceedings on account of the Subordinated Intercompany Debt unless and until the Senior Debts shall be paid in full. No Borrower will assign or transfer to others any claim such Borrower has or may have against the other Borrower as long as any of the Senior Debts remains outstanding.

         IX.25 Amended and Restated Agreement. This Agreement amends, extends, rearranges and restates the Second Amended Credit Agreement. All Security Instruments (as defined and executed pursuant to the Loan Agreement, the Original Credit Agreement, the First Amended Credit Agreement and/or the Second Amended Credit Agreement) shall also constitute Security Instruments as defined in this Agreement, and they shall continue to secure all Obligations of Borrower to the Administrative Agent, the Banks and the LC Issuer hereunder.

                            [signature pages follow]

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written, subject to the conditions stated in Article III hereof.


                                     BORROWER

                                     ENERGY PARTNERS, LTD.

                                     By:   /s/ SUZANNE  BAER
                                        ---------------------------------------
                                           Suzanne V. Baer
                                           Executive Vice President and Chief
                                           Financial Officer
                                     Date: November 1, 2002

                                     EPL OF LOUISIANA, L.L.C.

                                     By:   /s/ SUZANNE  BAER
                                        ---------------------------------------
                                           Suzanne V. Baer
                                           Executive Vice President and Chief
                                           Financial Officer
                                     Date: November 1, 2002

                                     DELAWARE EPL OF TEXAS, LLC

                                     By:   /s/ GARY  HALL
                                        ---------------------------------------
                                           Gary L. Hall
                                           President
                                     Date: November 1, 2002


                                     ADMINISTRATIVE AGENT, LC ISSUER AND BANK:

                                     BANK ONE, NA

                                     By:   /s/ STEPHEN SHATTO
                                        ---------------------------------------
                                           Stephen Shatto
                                           Vice President
                                     Date: November 1, 2002

                                     SYNDICATION AGENT AND BANK:

                                     JP MORGAN CHASE BANK,
                                     FORMERLY KNOWN AS THE CHASE MANHATTAN BANK

                                     By:   /s/ ROBERT C. MERTENSOTTO
                                        ---------------------------------------
                                     Name:     Robert C. Mertensotto
                                          -------------------------------------
                                     Title:    Managing Director
                                           ------------------------------------
                                     Date: November 8, 2002


                                     DOCUMENTATION AGENT AND BANK:

                                     BNP PARIBAS

                                     By:   /s/ DAVID DODD
                                        ---------------------------------------
                                     Name:     David Dodd
                                          -------------------------------------
                                     Title:    Director
                                           ------------------------------------
                                     Date: November 7, 2002


                                     By:   /s/ BETSY JOCHER
                                        ---------------------------------------
                                     Name:     Betsy Jocher
                                          -------------------------------------
                                     Title:    Vice President
                                           ------------------------------------
                                     Date: November 7, 2002

                                     BANKS:


                                     WHITNEY NATIONAL BANK

                                     By:   /s/ KEVIN P. RAFFERTY
                                        ---------------------------------------
                                     Name:     Kevin P. Rafferty
                                          -------------------------------------
                                     Title:    Senior Vice President
                                           ------------------------------------
                                     Date: November 8, 2002


                                     ROYAL BANK OF CANADA

                                     By:   /s/ LORNE GARTNER
                                        ---------------------------------------
                                     Name:     Lorne Gartner
                                          -------------------------------------
                                     Title:    Vice President
                                           ------------------------------------
                                     Date: November 1, 2002


                                     WELLS FARGO BANK TEXAS, NATIONAL
                                     ASSOCIATION

                                     By:   /s/ JEFF DALTON
                                        ---------------------------------------
                                     Name:     Jeff Dalton
                                          -------------------------------------
                                     Title:    Vice President
                                           ------------------------------------
                                     Date: November 18, 2002

                                   EXHIBIT "A"

                                 BORROWING BASE
                             OIL AND GAS PROPERTIES

         This Exhibit A (together with the Borrowing Base Oil and Gas Properties, as defined in this Agreement) sets forth the description of the Borrowing Base Oil & Gas Properties covered by the Agreement to which this
Exhibit is attached. All of the terms defined in the Agreement are used in this Exhibit with the same meanings given therein.

         This Exhibit and the Agreement cover and include the following:

                  (a) All of Borrower's right, title and interest in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all of Borrower's right, title and interest in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

                  (b) All of the foregoing interests of the Borrower as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances together with the Borrower's interests in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by the Borrower after the termination or expiration of any oil and gas lease, the interests of the Borrower in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

                  (c) All right, title and interest of Borrower in, to and under or derived from any operating, farmout, and bidding agreements, assignments and subleases, whether or not described in this Exhibit, to the extent, and only to the extent, that such agreements, assignments and subleases (i) cover or include any of the Borrower's present right, title and interest in and to the leases and/or lands described in this Exhibit, or (ii) cover or include any other undivided interests now or hereafter held by the Borrower in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

                  (d) All right, title, and interest of the Borrower in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange, and processing contracts and agreements including, without limitation, those contracts and agreements that are described on this Exhibit to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands herein; and

                  (e) All right, title and interest of the Borrower in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

         Notwithstanding the intention of this Agreement to cover all of the right, title and interest of Borrower in and to the described leases and/or lands, except as expressly set forth herein Borrower hereby specifically warrants and represents that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this Exhibit. In the event the Borrower owns any other or greater interest, such additional interest shall also be covered by and included in this Agreement. The designation "Working Interest" or "W.I." means an interest owned in an oil, gas, and mineral lease (including operating rights and/or record title interest in oil and gas leases issued pursuant to the Outer Continental Shelf Lands Act) that determines the cost bearing percentage of the owner of such interest. The designation "Net Revenue Interest" or "NRI" means net revenue interest, or that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens, or other burdens on production, except severance, production, windfall profits and other similar taxes. The designation "Overriding Royalty Interest" or "ORRI" means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production, windfall profits and other similar taxes.

                                  EXHIBIT "A-1"

                                    PIPELINE

                                   EXHIBIT "B"

                                 REVOLVING NOTE

$                                 Houston, Texas                         , 2002
 ----------------                                        ---------------

         On the dates hereinafter prescribed, for value received, ENERGY PARTNERS, LTD., a Delaware corporation, and EPL OF LOUISIANA, L.L.C., a Louisiana limited liability company, each having an address at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170-3400, and DELAWARE EPL OF TEXAS, LLC, a Delaware limited liability company having an address at 700 Louisiana, Suite 2100, Houston, Texas 77002 (herein collectively called "Borrower"), promise to pay to the order of __________________ (herein called "Bank"), at its principal offices at ____________________, (i) the principal amount of U.S. __________________________________________ DOLLARS
($_______________) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and (ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the "Floating Rate" (as defined and calculated in the Credit Agreement), or (b) the Maximum Rate (as defined and calculated in the Credit Agreement). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to the Borrower, unless Applicable Law (as defined in the Credit Agreement) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

         Notwithstanding the foregoing, if during any period the Floating Rate exceeds the Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate or, if there is no Maximum Rate, the Agreed Maximum Rate (as defined below), until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

         This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence. Each principal advance and each payment hereof made pursuant to this Note shall be reflected by the Bank's records and the aggregate unpaid amounts reflected by such records shall constitute rebuttably presumptive evidence of the principal and unpaid, accrued interest remaining outstanding on this Note.


                                                            -------------------
                                                            Borrower's Initials

         "Agreed Maximum Rate" means a per annum rate of seven and three-fourths percent (7.75%) plus the Floating Rate from time to time in effect, which Agreed Maximum Rate shall apply only during any period while there is no Maximum Rate applicable to this Note.

         Other capitalized terms used herein, that are not defined herein, shall have the meanings prescribed therefor in the Credit Agreement.

         The Borrower and the Bank hereby agree that Chapter 346 of the Texas Finance Code, shall not apply to this Note or the loan transaction evidenced by, and referenced in, the Credit Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

         The principal sum of this Note, after giving credit for unadvanced principal, if any, remaining at final maturity, shall be due and payable on or before March 30, 2005; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable as provided in the Credit Agreement; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

         In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. The Bank and the Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by the Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed "interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

         This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by the Borrower (or by any other party) in favor of Bank One, NA, as Administrative Agent for the Banks, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation


                                                            -------------------
                                                            Borrower's Initials
the Security Instruments described and defined in that certain Third Amended and Restated Credit Agreement dated as of the date first stated above between Borrower and Bank (the "Credit Agreement").

         This Note is the Revolving Note issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by the Bank on its records and the aggregate unpaid amounts reflected by the notations on the records of the Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

         In the event of default in the payment when due of any of the principal of or any interest on this Note, or in the event of default under the terms of the Credit Agreement or any of the Security Instruments, or if any event occurs or condition exists which authorizes the acceleration of the maturity of this Note under any agreement made by the Borrower, the Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to the Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.

         If this Note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Borrower agrees to pay reasonable and documented attorneys' fees, not to exceed 10% of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

         The Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for the Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. The Bank may transfer this Note, and the rights and privileges of the Bank under this Note shall inure to the benefit of the Bank's representatives, successors or assigns.

                                                            -------------------
                                                            Borrower's Initials

         This Note amends, extends, rearranges and restates that certain Reducing Revolving Note executed on January 15, 2002, in the original principal amount of $________________ executed by ENERGY PARTNERS, LTD. and HALL-HOUSTON OIL COMPANY and payable to the order of Bank, which itself amended, extended, rearranged and restated that certain Reducing Revolving Note executed on August 1, 2001, effective as of March 30, 2000, in the original principal amount of $________________ executed by ENERGY PARTNERS, LTD. and payable to the order of Bank, which itself amended, extended, rearranged and restated that certain Reducing Revolving Note dated March 30, 2001, in the face amount of $____________ executed by ENERGY PARTNERS, LTD., payable to the order of Bank, which in turn was one of four notes that amended, rearranged and restated that certain Reducing Revolving Note in the original principal amount of $200,000,000.00 executed by ENERGY PARTNERS, LTD., and payable to the order of Bank One, Texas, N.A., which amended, extended, rearranged and restated that certain Amended and Restated Revolving Note dated June 23, 1999, in the original principal amount of $50,000,000.00 executed by ENERGY PARTNERS, LTD. and payable to the order of the Bank One, Texas, N.A. (the "Prior Notes"). All liens and security interests that exist to secure the indebtedness evidenced by that Prior Notes shall continue in force and effect to secure the indebtedness evidenced by this Note.

         Executed as of the date and year first set forth above.


                                          ENERGY PARTNERS, LTD.
Attest:

                                          By:
                                             ----------------------------------
----------------------------------           Suzanne Baer
                                             Executive Vice President and Chief
Secretary                                    Financial Officer


                                          EPL OF LOUISIANA, L.L.C.
Attest:
                                          By:
                                             ----------------------------------
----------------------------------           Suzanne Baer
                                             Executive Vice President and Chief
Secretary                                    Financial Officer


                                          DELAWARE EPL OF TEXAS, LLC
Attest:
                                          By:
                                             ----------------------------------
----------------------------------           Gary L. Hall
                                             President
Secretary

                                   EXHIBIT "C"

                             Compliance Certificate


         I, the President of ENERGY PARTNERS, LTD. (the "Company"), pursuant to
Section 5.05 of the Third Amended and Restated Credit Agreement effective dated as of November 1, 2002, by and among the Company, its Subsidiary, EPL OF LOUISIANA, L.L.C. and DELAWARE EPL OF TEXAS, LLC and BANK ONE, NA, as Administrative Agent, a Bank and the LC Issuer, and the other Banks that become party thereto (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

      (a) No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing except for the following events (include actions taken to cure such situations):

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------
                                                                               ;
           --------------------------------------------------------------------

      (b) No Material Adverse Change has occurred since the effective date of the latest audited consolidated Financial Statements of the Company delivered to the Administrative Agent;

      (c) Except as otherwise stated in the Schedule, if any, attached hereto, each of the representations and warranties of the Company, EPL of Louisiana, L.L.C. and Delaware EPL of Texas, LLC contained in Article IV of the Agreement is true and correct in all respects; and

      (d) The Company's consolidated financial condition for the quarter ending __________ is as follows:

                                     DATE OR                                                       ACTUAL
                                     TIME                       REQUIRED RATIO OR                  RATIO OR
      FINANCIAL COVENANT             PERIOD                           AMOUNT                       AMOUNT
      ------------------          ------------     -----------------------------------------      --------
(a)   Consolidated Tangible       Term of Loan     not less than $137,000,000.00 plus 50%
      Net Worth                                    of Borrower's positive consolidated Net
                                                   Income, if any, accrued during each
                                                   calendar quarter subsequent to
                                                   9/30/01, calculated cumulatively as of
                                                   the end of each fiscal quarter of Borrower
                                                   beginning with the quarter ending 12/31/01,
                                                   with no reduction for negative Net Income
                                                   during any such quarter, and 100% of any
                                                   increase in shareholder's equity resulting
                                                   from the sale or issuance of stock in
                                                   Borrower subsequent to 9/30/01.

                                     DATE OR                                                       ACTUAL
                                     TIME                       REQUIRED RATIO OR                  RATIO OR
      FINANCIAL COVENANT             PERIOD                           AMOUNT                       AMOUNT
      ------------------          ------------     -----------------------------------------      --------
(b)   Current Ratio for any       Term of Loan      not less than 1.10 to 1.00
      fiscal quarter

(c)   Ratio of EBITDAX to         Term of Loan      not less than 5.00 to 1.00
      interest expense on all
      Indebtedness as of the
      end of each fiscal
      quarter


         This certificate is executed this _____ day of_________,_____.


                                         ENERGY PARTNERS, LTD.


                                         By:
                                             ----------------------------------
                                                                     , President
                                             -----------------------

                                   EXHIBIT "D"

                              SECURITY INSTRUMENTS


         The Security Instruments securing the Borrower's Obligations and Indebtedness to the Bank shall include the following, each in form and substance satisfactory to the Bank:

         1. ACT(s) OF MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION covering the Borrowing Base Oil and Gas Properties and the Pipeline situated in the Gulf of Mexico Outer Continental Shelf offshore Louisiana, the personal property and equipment therein and thereon, the production of oil, gas, and other minerals therefrom, and all of the products and proceeds thereof, one or more such Mortgages to be duly executed by Borrower with respect to all of the Borrowing Base Oil and Gas Properties and one such Mortgage to be executed by Borrower's Affiliate, EPL Pipeline L.L.C. with respect to the Pipeline.

         2. SECURITY AGREEMENT granting the Bank a first priority security interest in all of the Borrower's and its Subsidiaries' accounts, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments and general intangibles relating to or arising out of the Oil and Borrowing Base Oil and Gas Properties, the Pipeline and the business of the Borrower, whether now owned or hereafter acquired, and all products and proceeds thereof.

         3. FINANCING STATEMENTS in connection with the Security Instruments described in the preceding paragraphs, in form and number satisfactory to the Bank as the Bank, from to time, may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

         4. PRIOR SECURITY INSTRUMENTS. All Security Instruments (as defined in the Second Amended Credit Agreement) shall continue to secure Borrower's Obligations arising under this Agreement.

         5. OTHER SECURITY INSTRUMENTS. Such other instruments and/or amendments or ratifications of existing Security Instruments as are necessary or appropriate from time to time, in the good faith opinion of the Bank, to perfect to the satisfaction of the Bank the Bank's liens, security interests, and other rights in the Borrowing Base Oil and Gas Properties and in any and all other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the other Security Instruments described above.

                                   EXHIBIT "E"

                               REQUEST FOR ADVANCE


         I, the undersigned officer of ENERGY PARTNERS, LTD. (the "Company"), pursuant to Section 2.01 of the Third Amended and Restated Credit Agreement dated effective as of November 1, 2002, as amended from time to time (the "Agreement"), by and between BANK ONE, NA ("Administrative Agent"), the banks and other financial institutions from time to time parties to the Agreement (the "Banks"), the LC Issuer, the Company, EPL of Louisiana, L.L.C. and Delaware EPL of Texas, LLC, do hereby make the requests indicated below on this day of __ , 200_:

[ ]      1.       Loans:

         (a)      Amount of new Loan: $
                                       --------------

         (b)      Requested funding date:        , 200
                                          -------     --

         (c)      $              of such Loan is to be an ABR Loan;
                   -------------

                  $              of such Loan is to be a LIBOR Loan.
                   -------------

                  Requested Interest Period for LIBOR Loan:     months.
                                                            ---

[ ]      2.       Continuation or conversion of LIBOR Loan
                  maturing on        , 200  :
                             -------     --

         (a)      Amount to be continued as a LIBOR Loan is $              ,
                                                             --------------
                  with an Interest Period of      months;
                                             ---

         (b)      Amount to be converted to an ABR Loan is $              .
                                                            --------------

[ ]      3.       Conversion of Prime Rate Loan:

         (a)      Requested conversion date:           , 200    .
                                             ----------     ----

         (b)      Amount to be converted to a LIBOR Loan is $           , with
                  an Interest Period of        months.       -----------
                                        ------

         4. The undersigned certifies that the funds advanced from the Banks to the Company pursuant to paragraphs 1 through 3 hereof, as applicable, shall be used by the Company solely for the purposes permitted by the Agreement.

         5. The undersigned certifies that to my knowledge after reasonable inquiry into the applicable facts, as of the date hereof, the Company is in compliance with all of the representations, warranties, terms, conditions and covenants contained in the Agreement and no Event of Default or Unmatured Event of Default has occurred and is continuing under the Agreement.

         6. The undersigned certifies that to my knowledge after reasonable inquiry into the applicable facts, as of the date hereof, no Material Adverse Change has occurred since the effective date of the latest audited Financial Statements of the Company delivered to the Administrative Agent;


         This certificate is executed this ____ day of ___________, 200_.


                                       ENERGY PARTNERS, LTD.


                                       By:
                                           ------------------------------------
                                           Suzanne Baer
                                           Executive Vice President and Chief
                                           Financial Officer

                                SCHEDULE 1.01(b)

               Commitment Amounts and Aggregate Commitment Amount


                                   Percentage                  Commitment
          Bank                       Share                      Amount
          ----                     ----------                  ----------
    Bank One, N.A.                 25.323273%                $ 25,323,273.00

    BNP Paribas                    25.323273%                $ 25,323,273.00

    JP Morgan Chase Bank           20.000000%                $ 20,000,000.00

    Whitney National Bank          10.000000%                $ 10,000,000.00

    Royal Bank of Canada            9.676727%                $  9,676,727.00

    Wells Fargo Bank Texas,         9.676727%                $  9,676,727.00
    National Association                                     ---------------

    Aggregate Commitment Amount:                             $100,000,000.00

                                SCHEDULE 1.01(c)

                             Certain Permitted Liens

1. Assignment of Overriding Royalty Interest executed on March 31, 2000 and made effective January 1, 2000 by Energy Partners, Ltd. in favor of Chase Bank of Texas, as Trustee (recorded in the records of Plaquemines Parish, Louisiana on April 3, 2000 at COB 968, Folio 507 and in the records of the Minerals Management Service on April 18, 2000).

2.       The KCS Production Payment Documents described on Schedule 1.01(d).

                         COMMITMENT TRANSFER SUPPLEMENT

         THIS COMMITMENT TRANSFER SUPPLEMENT (this "Commitment Transfer Supplement") dated as of the date set forth in Item 1 of Schedule I hereto, is among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule 1 (each a "Purchasing Bank"), and BANK ONE, NA, as Administrative Agent for the Banks under, and as defined in, the Credit Agreement described below (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.05(c) of the Third Amended and Restated Credit Agreement dated effective as of November 1, 2002, by and among ENERGY PARTNERS, LTD., a Delaware corporation (the "Parent Borrower"), EPL OF LOUISIANA, L.L.C., a Louisiana limited liability company, and DELAWARE EPL OF TEXAS, LLC, a Delaware limited liability company (collectively called "Subsidiary Borrower") (the Parent Borrower and Subsidiary Borrower are herein collectively called "Borrower"), the Transferor Bank and the other Banks party thereto and the Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

         WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

         WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

                                  GENERAL TERMS

         Section 1. Upon receipt by the Administrative Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Administrative Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be at least five (5) Business Days following the date of such Transfer

Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

         Section 2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitment of the Transferor Bank and the presently outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

         Section 3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date, and (b) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

         Section 4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

         (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

         (c) In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

         Section 5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note. Within five (5) Business Days after Borrower's receipt of notice from Administrative Agent of Administrative Agent's receipt of this Commitment Transfer Supplement, the Borrower will deliver to the Administrative Agent, in exchange for the surrendered Note from the Transferor Bank, a new Note for each Purchasing Bank and the Transferor Bank, to the extent the Transferor Bank has retained any of its Commitment, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitment Amounts (as adjusted pursuant to this Commitment Transfer Supplement). As provided in Section 9.05(e) of the Credit Agreement, each such new Note shall be dated the date of the original Note delivered pursuant to the Credit Agreement (the "Effective Date"). Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note and will send to the Borrower the superseded Note of the Transferor Bank, marked "Canceled" or "Replaced" as appropriate.

         Section 6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents in the Transferor Bank's possession that were delivered to the Administrative Agent on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

         Section 7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         Section 8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Subsidiary of either of the Borrowers or the performance or observance by the Borrower or any Subsidiary of either of the Borrowers of any of their respective obligations under the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 3.1(D), the Financial Statements delivered pursuant to Sections 5.03 and 5.04, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the

Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         Section 9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of Section 2.16 of the Credit Agreement.

         Section 10. Schedule II hereto sets forth the revised Commitment Amounts and Percentage Shares of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

         SECTION 11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.

                                                                   Schedule I to
                                                  Commitment Transfer Supplement

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

                  Re: Third Amended and Restated Credit Agreement dated effective as of November 1, 2002, among Energy Partners, Ltd., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC, the Banks, and Bank One, N.A., as Administrative Agent for the Banks thereunder.

Item 1   (Date of Commitment Transfer
          Supplement):                     [Insert date of Commitment Transfer Supplement]

Item 2   (Transferor Bank):                [Insert name of Transferor Bank]

Item 3   (Purchasing Bank[s]):             [Insert name[s] of Purchasing Bank[s]]

Item 4   (Signatures of Parties
          to Commitment Transfer
          Supplement):                                                 , as Transferor Bank
                                           ---------------------------

                                           By:
                                              ---------------------------------------------
                                           Title:
                                                 ------------------------------------------

                                                                       , as Purchasing Bank
                                           ----------------------------


                                           By:
                                              ---------------------------------------------
                                           Title:
                                                 ------------------------------------------

                                                                       , as Purchasing Bank
                                           ----------------------------

                                           By:
                                              ---------------------------------------------
                                           Title:
                                                 ------------------------------------------

CONSENTED TO AND ACKNOWLEDGED:

ENERGY PARTNERS, LTD.


By:
   -----------------------------------
Title:
      --------------------------------


EPL OF LOUISIANA, L.L.C.


By:
   -----------------------------------
Title:
      --------------------------------


DELAWARE EPL OF TEXAS, LLC


By:
   -----------------------------------
Title:
      --------------------------------


BANK ONE, NA,
         AS ADMINISTRATIVE AGENT


By:
   -----------------------------------
Title:
      --------------------------------

[Consents Required only when
Purchasing Bank is not already
a Bank or Affiliate thereof]

ACCEPTED FOR RECORDATION
         IN REGISTER:

BANK ONE, NA,
         AS ADMINISTRATIVE AGENT


By:
   -----------------------------------
Title:
      --------------------------------

                                                                  Schedule II to
                                                  Commitment Transfer Supplement

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS


[Name of Transferor Bank]
                                   Revised Commitment Amount:       $
                                                                     ----------

                                   Revised Commitment Percentage:
                                                                     ----------

[Name of Purchasing Bank]
                                   New Commitment Amount:           $
                                                                     ----------

                                   New Commitment Percentage:
                                                                     ----------


Address for Notices:


[address]

Attention:
           ---------------------------------
Telex:
       -------------------------------------
Answer back:
             -------------------------------
Telephone:
           ---------------------------------
Telecopier:
            --------------------------------


Lending Office:

                       [FORM OF TRANSFER EFFECTIVE NOTICE]


                                                                 Schedule III to
                                                  Commitment Transfer Supplement

                  To: [INSERT NAME OF BORROWER, TRANSFEROR BANK AND EACH PURCHASING BANK]

         The undersigned, as Administrative Agent under the Third Amended and Restated Credit Agreement dated effective as of November 1, 2002, among Energy Partners, Ltd., EPL of Louisiana, L.L.C. and Delaware EPL of Texas, LLC ("collectively, Borrower"), the Banks and other financial institutions from time to time parties thereto and Bank One, N.A., as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [NOTE: ATTACH COPY OF
SCHEDULE I FROM COMMITMENT TRANSFER SUPPLEMENT.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

                  1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [INSERT FIFTH BUSINESS DAY FOLLOWING DATE OF TRANSFER EFFECTIVE NOTICE].

                  2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver its Note to the Administrative Agent on or before the Transfer Effective Date.

                  3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the fifth (5th) Business Day from its receipt of this notice, in return for the Note surrendered to the Administrative Agent by the Transferor Bank, the following Notes [DESCRIBE EACH NOTE FOR TRANSFEROR BANK AND PURCHASING BANK AS TO PRINCIPAL AMOUNT AND PAYEE], dated March 30, 2000.

                  4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                        Very truly yours,

                                        BANK ONE, NA, as Administrative Agent


                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                       [ENERGY PARTNERS, LTD. LETTERHEAD]


                               December 18, 2002


Bank One, NA, as Administrative Agent
Attn: Mr. Stephen Shatto
      Vice President
910 Travis, 6th Floor
Houston, Texas 77002

                RE: Third Amended and Restated Revolving Credit
                    Agreement dated effective November 1, 2002
                    (the "Agreement", defined terms from which are used herein with the respective meanings assigned to such terms therein)

Ladies and Gentlemen:

         We are writing to advise of our error in approving the content of
Schedule 4.01 appended to the Agreement. We failed to include on Schedule 4.01 the names of four (4) inactive subsidiaries of Hall-Houston Oil Company ("HHOC") which are now direct subsidiaries of Energy Partners, Ltd. ("EPL") following the merger of HHOC into EPL and the names of the additional entities constituting, together with EPL, the Borrower. We also failed to include on such Schedule 4.01 certain additional information required to complete the representation made in
Section 4.01 of the Agreement.

         To correct the above-mentioned error and omission, we enclose a revised
Schedule 4.01 to the Agreement and ask that you provide each of the Banks with a copy of such revised Schedule 4.01 and a copy of this correspondence.

         To assist the Administrative Agent and the Banks in approving the enclosed revised Schedule 4.01, EPL hereby represents and warrants, as being true and correct, the following facts regarding the previously omitted subsidiaries of EPL, with the understanding that such representation and warranty shall be considered, for all purposes under the Agreement and the other Loan Documents, a representation and warranty by EPL in the Agreement:

Bank One, NA, as Administrative Agent
December 18, 2002
Page 2

                              Jurisdiction
                                  of
Entity Name                   Organization     Status       Assets                    Future
-----------                   ------------     ------       ------                    ------
Pioneer Houston, Inc.         Texas            Inactive     None other than           Remain
                                                            seismic data and          inactive
                                                            well logs with little
                                                            or no value

Apache Oil & Gas              Louisiana        Inactive     None                      To be
Transmission, Inc.                                                                    dissolved

Hall-Houston Operating        Delaware         Inactive     None                      To be
Company                                                                               dissolved

Hall-Houston Malaysia,        Bermuda          Inactive     None                      To be
Ltd.                                                                                  dissolved


         We are also taking this opportunity to advise you of three additional revisions necessary to make certain representations and warranties of the Borrower made in the Agreement or certain of the other Loan Documents accurate or to result in the Borrower being in compliance with certain covenants of the Borrower made in the Agreement. We believe that, although not properly addressed in the Agreement, it was the intention of all parties that the relevant matters be addressed as hereinafter proposed. This position on our part is supported by
Section 3.02(L) of this Agreement requiring implementation of the Restructuring Plan as a condition to the effectiveness of the Agreement.

         The first of these revisions relates to the definition and use of the term "Permitted Indebtedness." While the EPL office lease in New Orleans is included, the office lease in Houston covering what had been HHOC's offices prior to the merger of HHOC into EPL is not. Similarly, the Promissory Note dated November 1, 2002 in the original principal amount of $80,000,000 payable by EPL of Louisiana, L.L.C. to EPL is not included in the definition of "Permitted Indebtedness."

         To correct these oversights, we request that the Houston office lease (which is described in Schedule 1 to this correspondence) and Indebtedness incurred by Borrower pursuant to the Restructuring Plan be considered added to the definition of "Permitted Indebtedness" appearing in the Agreement.

         The second of these additional necessary revisions relates to the definition and use of the term "Permitted Encumbrances." The statutory and/or contractural liens in favor of the landlords under the New Orleans and Houston office leases against furniture, fixtures, equipment and improvements to secure payment of rent and other amounts due under such leases are not acknowledged as "Permitted Encumbrances." As a result, among other things, the representation as to the priority to the security interest granted by EPL (and HHOC prior to the merger) to the

Bank One, NA, as Administrative Agent
December 18, 2002
Page 3


Administrative Agent in furniture, fixtures, equipment and improvements is inaccurate. To correct the result of such landlord's liens not being included in the definition of "Permitted Encumbrances," we request that such landlord's liens be considered added to the definition of "Permitted Encumbrances" appearing in the Agreement.

         The third of these additional necessary revisions relates to Section
6.04 of the Agreement. As you are aware, certain assets were transferred by EPL to EPL of Louisiana, L.L.C. and Delaware EPL of Texas, LLC as a part of the Restructuring Plan. Such asset transfers appear to violate the provisions of
Section 6.04. To remedy this, we request that the asset transfers made as part of the Restructuring Plan be considered permitted exceptions to the prohibition set forth in Section 6.04 of the Agreement.

         With the benefit of the foregoing information and representation and warranty by EPL regarding certain of its Subsidiaries, EPL asks that the Administrative Agent and each of the Banks execute, in the space provided thereon, and return to EPL (Attn: Ken Smith) a copy of this correspondence to evidence agreement to the enclosed Schedule 4.01 being deemed substituted into the Agreement in replacement of the Schedule 4.01 appearing therein at the time of execution of the Agreement and the additional revisions to the Agreement requested herein.

                                               Very truly yours,

                                               ENERGY PARTNERS, LTD

                                               By: /s/ SUZANNE V. BAER
                                                   ------------------------
                                                   Suzanne V. Baer
                                                   Executive Vice President and
                                                   Chief Financial Officer

Bank One, NA, as Administrative Agent
December 18, 2002
Page 4


ACCEPTED AND AGREED TO:

ADMINISTRATIVE AGENT AND A BANK:

BANK ONE, NA


By: /s/ STEPHEN SHATTO
    ---------------------------------
        Stephen Shatto
        Vice President

ADDITIONAL BANKS:

JP MORGAN CHASE BANK

By: /s/ ROBERT C. MERTENSOTTO
    ---------------------------------
        Robert C. Mertensotto
        Managing Director

BNP PARIBAS

By: /s/ BRIAN MALONE
    ---------------------------------
        Brian Malone
        Managing Director

By: /s/ BETSY   JOCHER
    ---------------------------------
        Betsy Jocher
        Vice President


WHITNEY NATIONAL BANK

By: /s/ KEVIN P. RAFFERTY
    ---------------------------------
        Kevin P. Rafferty
        Senior Vice President

Bank One, NA, as Administrative Agent
December 18, 2002
Page 5


ROYAL BANK OF CANADA

By: /s/ LORNE GARTNER
    ---------------------------------
        Lorne Gartner
        Vice President


WELLS FARGO BANK TEXAS, NATIONAL
ASSOCIATION

By: /s/ JEFF DALTON
    ---------------------------------
        Jeff Dalton
        Vice President

Bank One, NA, as Administrative Agent
December 18, 2002
Page 6


                                   SCHEDULE 1

                                  Office Lease

Office Space Lease Agreement dated February 6, 1989 between the company and RBC Limited.

First Amendment to Lease Agreement dated November 1, 1991 between the Company and 700 Louisiana Limited, successor to RBC Limited.

Second Amendment to Lease Agreement dated January 12, 1993 between the Company and 700 Louisiana Limited, successor to RBC Limited.

Third Amendment to Lease Agreement dated May 1, 1996 between the Company and 700 Louisiana Limited, successor to RBC Limited.

Assignment of sublease dated May 1, 1996 between the Company and 700 Louisiana Limited and Mayor, Day Caldwell & Keeton, L.L.P.

Hines proposal dated October 23, 2001 in connection with expansion and renewal of lease office space

Acceptance letter dated October 30, 2001 in response to Hines proposal dated October 23, 2001.

                                  SCHEDULE 4.01


ENTITY                    ORGANIZED       QUALIFIED       PLACE OF BUSINESS
------                    ---------       ---------       -----------------
Hall-Houston Oil          Texas           Louisiana       700 Louisiana, Suite 700
Company                                                   Houston, Texas 77002
(prior to the merger
which is subject
of the Current Merger
Agreement)

EPL of Louisiana          Louisiana                       201 St. Charles Avenue
L.L.C.                                                    Suite 3400
                                                          New Orleans, Louisiana
                                                          70170

Delaware EPL of           Delaware        Texas           700 Louisiana, Suite 700
Texas, L.L.C.                                             Houston, Texas 77002

EPL Pipeline, L.L.C.      Delaware        Louisiana       201 St. Charles Avenue
                                                          Suite 3400
                                                          New Orleans, Louisiana
                                                          70170


Nighthawk, L.L.C.         Louisiana                       201 St. Charles Avenue
                                                          Suite 3400
                                                          New Orleans, Louisiana
                                                          70170


Pioneer Houston,          Texas                           700 Louisiana, Suite 700
Texas Inc.                                                Houston, Texas 77002

Apache Oil & Gas          Louisiana                       700 Louisiana, Suite 700
Transmission, Inc.                                        Houston, Texas 77002


Hall-Houston              Delaware                        700 Louisiana, Suite 700
Operating Company                                         Houston, Texas 77002

Hall-Houston              Bermuda                         700 Louisiana, Suite 700
Malaysia, Ltd.                                            Houston, Texas 77002